EXHIBIT 10.1
                                                                    ------------


                          SECURITIES EXCHANGE AGREEMENT



                                  BY AND AMONG

                          DEEPFIELD TECHNOLOGIES, INC.,

                             BEIJING SINO-US JINCHE

                   YINGANG AUTO TECHNOLOGICAL SERVICES LIMITED

                                       AND

                  THE JOINT VENTURE PARTICIPANTS NAMED HEREIN.





                          DATED AS OF JANUARY 12, 2006


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                                TABLE OF CONTENTS

                                                                           Page


SECTION I          DEFINITIONS...............................................1


SECTION II         EXCHANGE OF INTERESTS AND CONSIDERATION...................7

           2.1     Exchange..................................................7
           2.2     Withholding...............................................7
           2.3     Section 368 Reorganization................................7
           2.4     Directors of DFT at Closing...............................8

SECTION III        CLOSING...................................................8

           3.1     Closing...................................................8

SECTION IV         REPRESENTATIONS AND WARRANTIES OF JV PARTICIPANTS.........8

           4.1     Generally.................................................8
           4.2     Investment Representations................................9

SECTION V          REPRESENTATIONS AND WARRANTIES BY THE COMPANY............12

           5.1     Organization and Qualification...........................12
           5.2     Subsidiaries.............................................12
           5.3     Organizational Documents.................................12
           5.4     Authorization............................................12
           5.5     No Violation.............................................13
           5.6     Binding Obligations......................................13
           5.7     Capitalization and Related Matters.......................13
           5.8     Financial Statements.....................................14
           5.9     JV Participant...........................................14
           5.10    Compliance with Laws.....................................14
           5.11    Certain Proceedings......................................15
           5.12    No Brokers or Finders....................................15
           5.13    Employees................................................15
           5.14    Litigation; Orders.......................................15
           5.15    Licenses.................................................15
           5.16    Interested Party Transactions............................16
           5.17    Title to and Condition of Properties.....................16
           5.18    Board Recommendation; JV Participant Approval............16
           5.19    Absence of Undisclosed Liabilities.......................16
           5.20    Changes..................................................17
           5.21    Material Company Contracts.................................
           5.22    Tax Matters..............................................18
           5.23    Material Assets..........................................19

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           5.24    Insurance Coverage.......................................19
           5.25    Intellectual Property....................................19
           5.26    Employee Benefits........................................20
           5.27    Environmental and Safety Matters.........................21
           5.28    Product Liability and Recalls............................21
           5.29    Receivables and Payables.................................21
           5.30    Ethical Business Practices...............................22
           5.31    Money Laundering Laws....................................22
           5.32    Customers and Suppliers..................................22
           5.33    Governmental Inquiry.....................................23

SECTION VI         REPRESENTATIONS AND WARRANTIES OF DFT....................23

           6.1     Organization and Qualification...........................23
           6.2     Subsidiaries.............................................24
           6.3     Organizational Documents.................................24
           6.4     Authorization............................................24
           6.5     No Violation.............................................24
           6.6     Securities Laws..........................................25
           6.7     Binding Obligations......................................25
           6.8     Duly Authorized..........................................25
           6.9     Certain Proceedings......................................25
           6.10    No Brokers or Finders....................................25
           6.11    Material DFT Contracts...................................25
           6.12    Material Assets..........................................25
           6.13    SEC Documents; Financial Statements......................25
           6.14    Board Recommendation.....................................26
           6.15    Compliance with Laws.....................................26
           6.16    Litigation; Orders.......................................26
           6.17    Foreign Corrupt Practices Act............................27
           6.18    Money Laundering Laws....................................27

SECTION VII        COVENANTS OF THE COMPANY AND THE JV PARTICIPANTS.........28

           7.1     Access and Investigation.................................28
           7.2     Operation of the Business of the Company.................29
           7.3     No Transfers of Interests................................29
           7.4     Required Filings and Approvals...........................29
           7.5     Notification.............................................30
           7.6     Closing Conditions.......................................30

SECTION VIII       COVENANTS OF DFT.........................................30

           8.1     Access and Investigation.................................30
           8.2     Operation of the Business of DFT.........................31
           8.3     Required Filings and Approvals...........................31
           8.4     Notification.............................................31

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           8.5     Closing Conditions.......................................32
           8.6     Indemnification and Insurance............................32
           8.7     Rule 144 Reporting.......................................33
           8.8     Books and Records........................................33

SECTION IX         CONDITIONS PRECEDENT TO DFT'S OBLIGATION TO CLOSE........34

           9.1     Accuracy of Representations..............................35
           9.2     Performance by the Company and JV Participants...........35
           9.3     No Force Majeur Event....................................35
           9.4     Certificate of Officer...................................35
           9.5     Certificate of JV Participants...........................35
           9.6     Consents.................................................35
           9.7     Documents................................................36
           9.8     No Proceedings...........................................37
           9.9     No Claim Regarding Ownership or Consideration............37
           9.10    Satisfactory Due Diligence...............................37

SECTION X          CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY
                   AND THE JV PARTICIPANTS TO THE CLOSING...................37

           10.1    Accuracy of Representations..............................37
           10.2    Performance by DFT.......................................38
           10.3    No Force Majeur Event....................................38
           10.4    Certificate of Officer...................................38
           10.5    Consents.................................................38
           10.6    Documents................................................38
           10.7    No Proceedings...........................................39
           10.8    Resignation of Officers..................................39
           10.9    D&O Insurance............................................39
           10.10   Convertible Debenture....................................39

SECTION XI         TERMINATION..............................................40

           11.1    Termination Events.......................................40
           11.2    Effect of Termination....................................40

SECTION XII        GENERAL PROVISIONS.......................................41

           12.1    Expenses.................................................41
           12.2    Public Announcements.....................................41
           12.3    Confidentiality..........................................41
           12.4    Notices..................................................42
           12.5    Arbitration..............................................43
           12.6    Further Assurances.......................................43
           12.7    Waiver...................................................43
           12.8    Entire Agreement and Modification........................44
           12.9    Assignments, Successors, and No Third-Party Rights.......44

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           12.10   Severability.............................................44
           12.11   Section Headings, Construction...........................44
           12.12   Governing Law............................................44
           12.13   Counterparts.............................................44
           12.14   Survival.................................................44




























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                          SECURITIES EXCHANGE AGREEMENT

     This Securities Exchange Agreement, dated as of January 10, 2006, is made by and among DEEP FIELD TECHNOLOGIES, INC., a New Jersey corporation ("DFT"), each of the Persons listed on Schedule 1 hereto (collectively, the "JV Participants," and individually a "JV Participant"), and BEIJING SINO-US JINCHE YINGANG AUTO TECHNOLOGICAL SERVICES LIMITED, a cooperative joint venture under the laws of The People's Republic of China (the "Company").

                                     RECITAL

     The JV Participants have agreed to transfer to DFT, and DFT has agreed to acquire from the JV Participants, (a) all of the Interests less the Retained Interest, which Interests (less the Retained Interest) constitute 95% of the outstanding equity of the Company and (b) all voting and economic rights, benefits and obligations (other than the right to receive distributions in connection with a liquidation, sale or other transfer, in whole, of the Company) associated with the Retained Interest, in exchange for 73,745,909 shares of DFT's Common Stock and 2,000,000 shares of DFT's Class B Common Stock (collectively, the "DFT Shares") on the terms and conditions as set forth herein.

                                    SECTION I

                                   DEFINITIONS

     Unless the context otherwise requires, the terms defined in this Section I have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined.

     1.1 "Accredited Investor" has the meaning set forth in Regulation D under the Securities Act.

     1.2 "Affiliate" means any Person that directly or indirectly controls, is controlled by or is under common control with the indicated Person.

     1.3 "Agreement" means this Securities Exchange Agreement, including all Schedules and Exhibits hereto, as this Securities Exchange Agreement may be from time to time amended, modified or supplemented.

     1.4 "Business Day" means a day, other than Saturday or Sunday, on which banks in New York, New York, USA, are open for business.

     1.5 "Closing" has the meaning set forth in Section 3.1.

     1.6 "Closing Date" has the meaning set forth in Section 3.1.

     1.7 "Code" means the Internal Revenue Code of 1986, as amended.

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     1.8 "Commission" means the Securities and Exchange Commission or any other federal agency then administering the Securities Act.

     1.9 "Company Balance Sheet" means the audited balance sheet at December 31, 2004 of Jinche.

     1.10 "Company Benefit Plans" means employee pension benefit plans, medical, disability, severance pay, educational, life insurance and other employee welfare benefit plans, and all other bonus, stock option, stock purchase or other equity-based compensation arrangements, and incentive, deferred compensation, supplemental retirement, severance, disability, vacation, cafeteria and other similar employee benefit plans, policies, programs or contracts (including those which contain change of control provisions or pending change of control provisions), and any employment, executive compensation or severance agreements (including those with change of control provisions or pending change of control provisions), as amended, modified or supplemented, in any case that (a) are maintained or contributed to (or to which there was an obligation to contribute) by the Company, or (b) were formerly maintained or contributed to (or to which there was an obligation to contribute), by the Company, as well as each plan with respect to which the Company has or could have any liability, whether direct or indirect or actual or contingent (including any liability arising out of an indemnification, guarantee, hold harmless or similar agreement).

     1.11 "Company Audited Financial Statements" has the meaning set forth in
Section 5.8.

     1.12 "Company Board" means the Board of Directors of the Company.

     1.13 "Consultant Agreements" mean that certain Consultant's Agreement dated as of the Closing Date between DFT and Mahoney and that certain Consultant Agreement dated as of the Closing Date between DFT and Meller, in each case, including among other things, the terms contained in Exhibit A hereto, and which shall confirm termination of such Persons' employment agreements with DFT and all of the rights thereunder to benefits and compensation.

     1.14 "Consultants" means Mahoney and Meller.

     1.15 "D&O Insurance" has the meaning set forth in Section 8.6.3.

     1.16 "DFT Balance Sheet" means DFT's balance sheet at September 30, 2005.

     1.17 "DFT Board" means the Board of Directors of DFT.

     1.18 "DFT's Class B Common Stock, means DFT's Class B Common Stock, $.01 par value.

     1.19 "DFT's Common Stock" means DFT's Class A common stock, no par value.

     1.20 "DFT Shares" has the meaning set forth in the Recitals.

     1.21 "DFT Stockholder Approval" has the meaning set forth in Section 8.11.

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     1.22 "DFT Stockholders Meeting" has the meaning set forth in Section 6.22.

     1.23 "Distributor" means any underwriter, dealer or other Person who participates, pursuant to a contractual arrangement, in the distribution of the securities offered or sold in reliance on Regulation S.

     1.24 "Environmental Laws" means any Law or other requirement relating to the environment, natural resources, or public or employee health and safety.

     1.25 "Environmental Permit" means all licenses, permits, authorizations, approvals, franchises and rights required under any applicable Environmental Law or Order.

     1.26 "Equity Security" means any stock or similar security, including, without limitation, securities containing equity features and securities containing profit participation features, or any security convertible into or exchangeable for, with or without consideration, any stock or similar security, or any security carrying any warrant, right or option to subscribe to or purchase any shares of capital stock, or any such warrant or right.

     1.27 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     1.28 "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same will then be in effect.

     1.29 "Exhibits" means the several exhibits referred to and identified in this Agreement.

     1.30 "GAAP" means, with respect to any Person, generally accepted accounting principles applied on a consistent basis with such Person's past practices.

     1.31 "Governmental Authority" means any federal or national, state or provincial, municipal or local government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, political subdivision, commission, court, tribunal, official, arbitrator or arbitral body, in each case whether U.S. or non-U.S.

     1.32 "Indebtedness" means any monetary obligation, contingent or otherwise. Any obligation secured by a Lien on, or payable out of the proceeds of, or production from, property of the relevant party will be deemed to be Indebtedness.

     1.33 "Indemnified Persons" has the meaning set forth in Section 8.6.2.

     1.34 "Intellectual Property" means all industrial and intellectual property, including, without limitation, all U.S. and non-U.S. patents, patent applications, patent rights, trademarks, trademark applications, common law trademarks, Internet domain names, trade names, service marks, service mark applications, common law service marks, and the goodwill associated therewith, copyrights, in both published and unpublished works, whether registered or unregistered, copyright applications, franchises, licenses, know-how, trade secrets, technical

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data, designs, customer lists, confidential and proprietary information, processes and formulae, all computer software programs or applications, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including manuals, memoranda, and records, whether such intellectual property has been created, applied for or obtained anywhere throughout the world.

     1.35 "Interests" means the Equity Securities owned by the JV Participants in the Company and exchanged pursuant to this Agreement.

     1.36 "Jinche" means Beijing Jinche Yingang Automobile Service Center, a corporation duly registered and existing under the laws of the PRC.

     1.37 "JV Participant" has the meaning set forth in the Preamble.

     1.38 "Key Employee" means those persons who, in the opinion of the Company's management, are the most integral to the business operations of the Company.

     1.39 "Laws" means, with respect to any Person, any U.S. or non-U.S. federal, national, state, provincial, local, municipal, international, multinational or other law (including common law), constitution, statute, code, ordinance, rule, regulation or treaty applicable to such Person.

     1.40 "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by Law.

     1.41 "Mahoney" means Jerome Mahoney.

     1.42 "Material DFT Contract" means any and all agreements, contracts, arrangements, leases, commitments or otherwise, of DFT required to be filed with the Commission.

     1.43 "Material Adverse Effect" means, when used with respect to DFT or the Company, as the case may be, any change, effect or circumstance which, individually or in the aggregate, would reasonably be expected to (a) have a material adverse effect on the business, assets, financial condition or results of operations of DFT or the Company, as the case may be, in each case taken as a whole or (b) materially impair the ability of DFT or the Company, as the case may be, to perform their obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement, (ii) changes in the United States securities markets generally, or (iii) changes in general economic, currency exchange rate, political or regulatory conditions in industries in which DFT or the Company, as the case may be, operate.

     1.44 "Material Company Contract" means any and all agreements, contracts, arrangements, leases, commitments or otherwise, of the Company or Jinche of the type and nature that would be required to be filed with the Commission if the Company was a reporting company.

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     1.45 "Meller" means Mark Meller.

     1.46 "Order" means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any Governmental Authority.

     1.47 "Organizational Documents" means (a) the articles or certificate of incorporation and the by-laws or code of regulations of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership;
(c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the articles or certificate of formation and operating agreement of a limited liability company; (e) any other document performing a similar function to the documents specified in clauses (a), (b),
(c) and (d) adopted or filed in connection with the creation, formation or organization of a Person; and (f) any and all amendments to any of the foregoing.

     1.48 "Outside Date" has the meaning set forth in Section 11.1.3.

     1.49 "Permitted Liens" means (a) Liens for Taxes not yet payable or in respect of which the validity thereof is being contested in good faith by appropriate proceedings and for the payment of which the relevant party has made adequate reserves; (b) Liens in respect of pledges or deposits under workmen's compensation laws or similar legislation, carriers, warehousemen, mechanics, laborers and materialmen and similar Liens, if the obligations secured by such Liens are not then delinquent or are being contested in good faith by appropriate proceedings conducted and for the payment of which the relevant party has made adequate reserves; (c) statutory Liens incidental to the conduct of the business of the relevant party which were not incurred in connection with the borrowing of money or the obtaining of advances or credits and that do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business; and (d) Liens that would not have a Material Adverse Effect.

     1.50 "Person" means all natural persons, corporations, business trusts, associations, companies, partnerships, limited liability companies, joint ventures and other entities, governments, agencies and political subdivisions.

     1.51 "PRC" means the People's Republic of China.

     1.52 "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority.

     1.53 "Proxy Statement" has the meaning set forth in Section 6.22.

     1.54 "Regulation S" means Regulation S under the Securities Act, as the same may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

     1.55 "Retained Interest" means five percent (5%) of the Interests, which shall be retained by Jinche, subject to the assignment of Rights With Respect to Retained Interest.

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     1.56 "Rule 144" means Rule 144 under the Securities Act, as the same may be amended from time to time, or any successor statute.

     1.57 "Rights With Respect to Retained Interest" means all rights, benefits and obligations associated with the Retained Interest other than the right to receive distributions upon a liquidation, sale or other transfer, in whole, of the Company and the liabilities associated therewith.

     1.58 "Schedules" means the several schedules referred to and identified herein, setting forth certain disclosures, exceptions and other information, data and documents referred to at various places throughout this Agreement.

     1.59 "SEC Documents" has the meaning set forth in Section 6.13.

     1.60 "Section 4(2)" means Section 4(2) under the Securities Act.

     1.61 "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same will be in effect at the time.

     1.62 "Subsidiary" means, with respect to any Person, any corporation, limited liability company, joint venture or partnership of which such Person (a) beneficially owns, either directly or indirectly, more than 50% of (i) the total combined voting power of all classes of voting securities of such entity, (ii) the total combined equity interests, or (iii) the capital or profit interests, in the case of a partnership; or (b) otherwise has the power to vote or to direct the voting of sufficient securities to elect a majority of the board of directors or similar governing body.

     1.63 "Taxes" means all foreign, federal, state or local taxes, charges, fees, levies, imposts, duties and other assessments, as applicable, including, but not limited to, any income, alternative minimum or add-on, estimated, gross income, gross receipts, sales, use, transfer, transactions, intangibles, ad valorem, value-added, franchise, registration, title, license, capital, paid-up capital, profits, withholding, payroll, employment, unemployment, excise, severance, stamp, occupation, premium, real property, recording, personal property, federal highway use, commercial rent, environmental (including, but not limited to, taxes under Section 59A of the Code) or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalties or additions to tax with respect to any of the foregoing; and "Tax" means any of the foregoing

     1.64 "Tax Group" means any federal, state, local or foreign consolidated, affiliated, combined, unitary or other similar group of which DFT is now or was formerly a member.

     1.65 "Tax Return" means any return, declaration, report, claim for refund or credit, information return, statement or other similar document filed with any Governmental Authority with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

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     1.66 "Transaction Documents" means, collectively, all agreements, instruments and other documents to be executed and delivered in connection with the transactions contemplated hereby.

     1.67 "U.S." means the United States of America.

     1.68 "U.S. person" has the meaning set forth in Regulation S under the Securities Act.

                                   SECTION II

                     EXCHANGE OF INTERESTS AND CONSIDERATION

     2.1 Exchange. Each of the JV Participants desires to transfer to, and DFT desires to acquire from each JV Participant, the Interests set out beside the respective names of the JV Participants on Schedule A, free and clear of all Liens, for the consideration and on the terms set forth in this Agreement. The aggregate consideration for the Interests and Rights With Respect to Retained Interests acquired by DFT pursuant to this Agreement will be 73,745,909 shares of DFT's Common Stock and 2,000,000 shares of DFT Class B Common Stock to be issued to the JV Participants as set forth on Schedule 1.

     2.2 Withholding. DFT shall be entitled to deduct and withhold from the DFT Shares otherwise deliverable pursuant to this Agreement to any holder of Interests DFT Shares equal in value to such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local, provincial or foreign Tax Law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Interests in respect of which such deduction and withholding was made.

     2.3 Tax Treatment. For U.S. federal income tax purposes, the exchange by the JV Participants of the Interests for DFT's Common Stock is intended to constitute a "reorganization" within the meaning of Section 368(a)(1)(B) of the Code and/or as a transfer described in Section 351 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the parties acknowledge and agree that no party is making any representation or warranty as to the qualification of the exchange by the JV Participants of the Interests for DFT's Common Stock as a reorganization under Section 368 of the Code and/or as a transfer described in Section 351 of the Code or as to the effect, if any, that any transaction consummated prior to the Closing has or may have on any such reorganization status. The parties acknowledge and agree that each (i) has had the opportunity to obtain independent legal and tax advice with respect to the transaction contemplated by this Agreement, and (ii) is responsible for paying its own Taxes including without limitation, any adverse Tax consequences that may result if the transaction contemplated by this Agreement is not determined to qualify as a reorganization under Section 368 of the Code and/or as a transfer described in
Section 351 of the Code.

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     2.4 Directors of DFT at Closing. Mahoney shall resign from the Board immediately prior to the Closing. Simultaneously with the Closing of the transactions contemplated by this Agreement, Meller, as the sole director of DFT, shall appoint Mr. Pang Guisan to fill the vacancy on DFT Board created by Mahoney's resignation. Immediately thereafter, Meller shall resign as a director of DFT and the remaining director of DFT shall appoint Mr. Scott Cray to fill the resulting vacancy on the DFT Board. Prior to the Closing, the bylaws of DFT shall be amended to provide for a nine member DFT Board and immediately following the Closing, Messrs. Pang and Cray, as the two directors, shall appoint the Persons listed on Schedule 2.4 to the DFT Board.

                                   SECTION III

                                     CLOSING

     3.1 Closing. The closing (the "Closing") of the share exchange will occur at the offices of Kramer Levin Naftalis & Frankel LLP, in New York, New York, on such date as shall be two Business Days after all of the closing conditions set forth in Sections 9 and 10 have been satisfied or waived (the "Closing Date"). At the Closing, each JV Participant will deliver to DFT instruments of assignment, each in form and substance reasonably satisfactory to DFT transferring the Interests (other than the Retained Interest) and transferring the Rights With Respect to Retained Interest, to DFT, against delivery to each JV Participant by DFT of certificates evidencing such JV Participant's share of the DFT Shares (as set forth in Schedule 1).

SECTION IV

                REPRESENTATIONS AND WARRANTIES OF JV PARTICIPANTS

     4.1 Generally. Each JV Participant, severally and not jointly, hereby represents and warrants to DFT:

          4.1.1 Authority. Such JV Participant has the right, power, authority and capacity to execute and deliver this Agreement and each of the Transaction Documents to which such JV Participant is a party, to consummate the transactions contemplated by this Agreement and each of the Transaction Documents to which such JV Participant is a party, and to perform such JV Participant's obligations under this Agreement and each of the Transaction Documents to which such JV Participant is a party. This Agreement has been, and each of the Transaction Documents to which such JV Participant is a party will be, duly and validly authorized and approved, executed and delivered by such JV Participant. Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties thereto other than such JV Participant, this Agreement is, and as of the Closing each of the Transaction Documents to which such JV Participant is a party will have been, duly authorized, executed and delivered by such JV Participant and constitute or will constitute the legal, valid and binding obligation of such JV Participant, enforceable against such JV Participant in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

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          4.1.2 No Conflict. Neither the execution or delivery by such JV
Participant of this Agreement or any Transaction Document to which such JV Participant is a party, nor the consummation or performance by such JV Participant of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the Organizational Documents of such JV Participant (if such JV Participant is not a natural person); (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, any agreement or instrument to which such JV Participant is a party or by which the properties or assets of such JV Participant are bound; or (c) contravene, conflict with, or result in a violation of, any Law or Order to which such JV Participant, or any of the properties or assets of such JV Participant, may be subject.

          4.1.3 Ownership of Interests. Such JV Participant owns, of record and beneficially, and has good, valid and indefeasible title to and the right to transfer to DFT pursuant to this Agreement, such JV Participant's Interest and/or Rights With Respect to Retained Interest, as the case may be, free and clear of any and all Liens. Except as disclosed in writing to DFT, there are no options, rights, voting trusts, stockholder agreements or any other contracts or understandings to which such JV Participant is a party or by which such JV Participant or such JV Participant's Interest and Rights With Respect to Retained Interest, as the case may be, is bound with respect to the issuance, sale, transfer, voting or registration of such JV Participant's Interest or Rights With Respect to Retained Interest, as the case may be. At the Closing, DFT will acquire good, valid and marketable title to such JV Participant's Interest and Rights With Respect to Retained Interest, as the case may be, free and clear of any and all Liens. The Interests represent 100% of the authorized and issued Equity Securities of the Company.

          4.1.4 Litigation. There is no pending Proceeding against such JV Participant that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement and, to the knowledge of such JV Participant, no such Proceeding has been threatened, and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding.

          4.1.5 No Brokers or Finders. Except as disclosed in Schedule 4.1.5, no Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against such JV Participant for any commission, fee or other compensation as a finder or broker, or in any similar capacity, and such JV Participant will indemnify and hold DFT harmless against any liability or expense arising out of, or in connection with, any such claim.

     4.2 Investment Representations. Each JV Participant, severally and not jointly, hereby represents and warrants to DFT:

          4.2.1 Acknowledgment. Each JV Participant understands and agrees that the DFT Shares have not been registered under the Securities Act or the securities laws of any state of the U.S. and that the issuance of the DFT Shares is being effected in reliance upon an exemption from registration afforded either under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering or Regulation S for offers and sales of securities outside the U.S.

          4.2.2 Status. By its execution of this Agreement, each JV Participant, severally and not jointly, represents and warrants to DFT as indicated on its signature page to this Agreement, either that: (a) it is an Accredited Investor; or (b) it is not a U.S. person. Each JV Participant severally understands that the DFT Shares are being offered and sold to such JV Participant in reliance upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such JV Participant set forth in this Agreement, in order that DFT may determine the applicability and availability of the exemptions from registration of the DFT Shares on which DFT is relying.

          4.2.3 Additional Representations and Warranties of Accredited Investors. Each JV Participant indicating that it is an Accredited Investor on its signature page to this Agreement, severally and not jointly, further makes the representations and warranties to DFT set forth on Exhibit B.

          4.2.4 Additional Representations and Warranties of Non-U.S. Persons. Each JV Participant indicating that it is not a U.S. person on its signature page to this Agreement, severally and not jointly, further makes the representations and warranties to DFT set forth on Exhibit C.

          4.2.5 Stock Legends. Each JV Participant hereby agrees with DFT as follows:

               (a) Securities Act Legend - Accredited Investors. The certificates evidencing the DFT Shares issued to those JV Participants who are Accredited Investors, and each certificate issued in transfer thereof, will bear the following legend:

               THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE CORPORATION AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE CORPORATION, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

               (b) Securities Act Legend - Non-U.S. Persons. The certificates evidencing the DFT Shares issued to those JV Participants who are not U.S. persons, and each certificate issued in transfer thereof, will bear the following legend:

               THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, AND BASED ON AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE CORPORATION, THAT THE PROVISIONS OF REGULATION S HAVE BEEN SATISFIED (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (3) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE CORPORATION AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE CORPORATION, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

               (c) Other Legends. The certificates representing such DFT Shares, and each certificate issued in transfer thereof, will also bear any other legend required under any applicable Law, including, without limitation, any U.S. state corporate and state securities law, or contract.

               (d) Opinion. No JV Participant will transfer any or all of the DFT Shares pursuant to Regulation S or absent an effective registration statement under the Securities Act and applicable state securities law covering the disposition of such JV Participant's DFT Shares, without first providing DFT with an opinion of counsel (which counsel and opinion are reasonably satisfactory to DFT) to the effect that such transfer will be made in compliance with Regulation S or will be exempt from the registration and the prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable U.S. state securities laws.

               (e) Consent. Each JV Participant understands and acknowledges that DFT may refuse to transfer the DFT Shares, unless such JV Participant complies with this Section 4.2.5. Each JV Participant consents to DFT making a notation on its records or giving instructions to any transfer agent of DFT's Common Stock in order to implement the restrictions on transfer of the DFT Shares.

               (f) No Subsidiaries. Jinche has no Subsidiaries and did not contribute any Subsidiaries to the Company.

                                    SECTION V

                  REPRESENTATIONS AND WARRANTIES BY THE COMPANY

     The Company represents and warrants to DFT as follows:

     5.1 Organization and Qualification. The Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to carry on its business as presently conducted and to own, hold and operate its properties and assets as now owned, held and operated by it, except where the failure to be so organized, existing and in good standing or to have such authority and power, governmental licenses, authorizations, consents or approvals would not have a Material Adverse Effect. The Company is duly qualified, licensed or domesticated as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or its properties owned, held or operated makes such qualification, licensing or domestication necessary, except where the failure to be so duly qualified, licensed or domesticated and in good standing would not have a Material Adverse Effect. Schedule 5.1 sets forth a true, complete and correct list of the Company's jurisdiction of organization and each other jurisdiction in which the Company presently conducts its business or owns, holds and operates its properties and assets. The Company is a joint venture established by the contribution of the JV Participants of the assets, interests and securities as generally described on Schedule 5.1 hereto, in each case free and clear of all Liens, except Permitted Liens.

     5.2 Subsidiaries. The Company does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise.

     5.3 Organizational Documents. True, correct and complete copies of the Organizational Documents of the Company have been delivered to DFT prior to the execution of this Agreement, and no action has been taken to amend or repeal such Organizational Documents. The Company is not in violation or breach of any of the provisions of its Organizational Documents, except for such violations or breaches as, would not have a Material Adverse Effect. The Organizational Documents of the Company are valid and subsisting and have been approved by all applicable Governmental Authorities, including, without limitation, the State Administration of Industry and Commerce Bureau of the PRC and the Ministry of Foreign Trade and Economic Corporation/Ministry of Commerce, or their respective delegated local authorities, which have jurisdiction over the registration of the Company and to the Company's knowledge, there are no circumstances which may lead to the Organizational Documents of the Company being revoked or terminated prior to the expiration of its terms.

     5.4 Authorization. Except as disclosed on Schedule 5.4, the Company has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to enter into this Agreement and each of the Transaction Documents to which the Company is a party, to consummate the transactions contemplated by this Agreement and each of the Transaction Documents to which the Company is a party and to perform its obligations under this Agreement and each of the Transaction Documents to which the Company is a party. The execution, delivery and performance by the Company of this Agreement and each of the Transaction Documents to which the Company is a party and the recording of the transfer of the Interests have been duly authorized by all necessary corporate or other action and do not require from the Company Board or the JV Participants any consent or approval that has not been validly and lawfully obtained. The execution, delivery and performance by the Company of this Agreement and each of the Transaction Documents to which the Company is a party and the recording of the transfer of the Interests (other than Retained Interests) and the Rights With Respect to Retained Interests requires no authorization, consent, approval, license, exemption of or filing or registration with any Governmental Authority or other Person other than (a) such filings and mailings required by the Exchange Act and any other policy or requirement of the Commission imposed in connection therewith (including, without limitation, any requirement arising from any comments of the Commission occasioned by the filing of the Proxy Statement, (b) consents and approvals by the PRC and any subdivision thereof and (c) such other customary filings with the Commission for transactions of the type contemplated by this Agreement which approvals and consents shall be obtained prior to and in full force and effect on and after the Closing.

     5.5 No Violation. Except as set forth on Schedule 5.5, either the execution or delivery by the Company of this Agreement or any Transaction Document to which the Company is a party, nor the consummation or performance by the Company of the transactions contemplated hereby or thereby will, directly or indirectly,
(a) contravene, conflict with, or result in a violation of any provision of the Organizational Documents of the Company; (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or result in the imposition or creation of any Lien under, any agreement or instrument to which the Company is a party or by which the properties or assets of the Company is bound; (c) contravene, conflict with, or result in a violation of, any Law or Order to which the Company, or any of the properties or assets owned or used by the Company, may be subject; or (d) contravene, conflict with, or result in a violation of, the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any licenses, permits, authorizations, approvals, franchises or other rights held by the Company or that otherwise relate to the business of, or any of the properties or assets owned or used by, the Company, except, in the case of clause (b), (c) or (d), for any such contraventions, conflicts, violations, or other occurrences as would not have a Material Adverse Effect.

     5.6 Binding Obligations. Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties thereto other than the Company, this Agreement has been, and as of the Closing each of the Transaction Documents to which the Company is a party will be, duly authorized, executed and delivered by the Company and constitutes or will constitute, as the case may be, the legal, valid and binding obligations of the Company.

     5.7 Capitalization and Related Matters.

          5.7.1 Capitalization. The authorized capital of the Company consists solely of the Interests. There are no outstanding or authorized options, warrants, purchase agreements, participation agreements, subscription rights, conversion rights, exchange rights or other securities or contracts that could require the Company to issue, sell or otherwise cause to become outstanding any additional Interests, shares of capital stock or any Equity Security or to create, authorize, issue, sell or otherwise cause to become outstanding any new Interests or class of capital stock. There are no outstanding agreements, voting trusts or arrangements, registration rights agreements, rights of first refusal or other contracts pertaining to the Interests. The Interests are duly authorized and validly issued and have not been issued in violation of any preemptive or similar rights of any Person or in violation of any Law.

          5.7.2 No Redemption Requirements. There are no outstanding contractual obligations (contingent or otherwise) of the Company to retire, repurchase, redeem or otherwise acquire any ownership interests in the Company or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person.

     5.8 Financial Statements. Attached as Schedule 5.8 are the audited financial statements of Jinche for the period ended December 31, 2004, including, in each case, the notes thereto (the "Company Audited Financial Statements"). The Company Audited Financial Statements (a) are in accordance with the books and records of Jinche; (b) present fairly the financial condition and the results of operations, changes in stockholder's equity and cash flow of Jinche for the periods therein specified; and (c) have been prepared in accordance with GAAP applied on a consistent basis during the periods concerned. Specifically, but not by way of limitation, the Company Balance Sheets included in the Company Audited Financial Statements disclose all of the debts, liabilities and obligations of any nature (whether absolute, accrued, contingent or otherwise and whether due or to become due) of Jinche for the periods therein specified which must be disclosed on a balance sheet in accordance with GAAP. All of the material properties and assets (real and personal) owned or leased by Jinche are reflected on the Company Audited Financial Statements.

     5.9 JV Participant. Schedule 1 contains a true and complete list of the names and addresses of the record and beneficial holders of the Interests. Except as expressly provided in this Agreement, no JV Participant or Holder of any other security of the Company or any other Person is entitled to any preemptive right, right of first refusal or similar right as a result of the exchange of the Interests or otherwise. There is no voting trust, agreement or arrangement among any of the JV Participants affecting the exercise of the voting rights of any such Interests.

     5.10 Compliance with Laws. Except as would not have a Material Adverse Effect, the business and operations of the Company have been and are being conducted in accordance with all applicable Laws and Orders. Except as would not have a Material Adverse Effect, the Company has not received notice of any violation (or any Proceeding involving an allegation of any violation) of any applicable Law or Order by or affecting the Company and, to the knowledge of the Company, no Proceeding involving an allegation of violation of any applicable Law or Order is threatened or contemplated. Except as would not have a Material Adverse Effect, the Company is not subject to any obligation or restriction of any kind or character, nor is there, to the knowledge of the Company, any event or circumstance relating to the Company that materially and adversely affects in any way its business, properties, assets or prospects or that prohibits the Company from entering into this Agreement or would prevent or make burdensome its performance of or compliance with all or any part of this Agreement or the consummation of the transactions contemplated hereby.

     5.11 Certain Proceedings. There is no pending Proceeding that has been commenced against the Company and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement. To the knowledge of the Company, no such Proceeding has been threatened.

     5.12 No Brokers or Finders. No Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against the Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity, and the Company will indemnify and hold DFT harmless against any liability or expense arising out of, or in connection with, any such claim.

     5.13 Employees.

          5.13.1 Except as would not have a Material Adverse Effect, the Company is in compliance in all material respects with all Laws regarding employment, wages, hours, benefits, the payment of Taxes, occupational safety and health. The Company is not liable for the payment of any compensation, damages, Taxes, fines, penalties or other amounts, however designated, for failure to comply with any of the foregoing material Laws.

          5.13.2 No director, officer or Key Employee of the Company is a party to, or is otherwise bound by, any contract (including any confidentiality, noncompetition or proprietary rights agreement) with any other Person that in any way materially adversely affects (a) the performance of his or her duties as a director, officer or Key Employee of the Company or (b) the ability of the Company to conduct its business.

          5.13.3 Schedule 5.13.3 sets forth a true, correct and complete list of each Key Employee of the Company. Each such Key Employee has executed and delivered to the Company a confidentiality agreement. The Company has delivered to DFT the form of each of the confidentiality agreements. To the knowledge of the Company, no Key Employee is in violation of his or her confidentiality agreement and the Company will use its best efforts to prevent any such violation.

     5.14 Litigation; Orders. Except as would not have a Material Adverse Effect, there is no Proceeding (whether federal, state, local or foreign) pending or, to the knowledge of the Company, threatened against or affecting the Company or the Company's properties, assets, business or employees. To the knowledge of the Company, there is no fact that might result in or form the basis for any such Proceeding. The Company is not subject to any Orders.

     5.15 Licenses. Except as would not have a Material Adverse Effect, the Company possesses from the appropriate Governmental Authority all licenses, permits, authorizations, approvals, franchises and rights that are necessary for the Company to engage in its business as currently conducted and to permit the Company to own and use its properties and assets in the manner in which it currently owns and uses such properties and assets (collectively, "Company Permits"). The Company has not received notice from any Governmental Authority or other Person that there is lacking any license, permit, authorization, approval, franchise or right necessary for the Company to engage in its business as currently conducted and to permit the Company to own and use its properties and assets in the manner in which it currently owns and uses such properties and assets. Except as would not have a Material Adverse Effect, the Company Permits are valid and in full force and effect. Except as would not have a Material Adverse Effect, no event has occurred or, to the Company's knowledge, circumstance exists that may (with or without notice or lapse of time): (a) constitute or result, directly or indirectly, in a violation of or a failure to comply with any Company Permit; or (b) result, directly or indirectly, in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Company Permit. The Company has not received notice from any Governmental Authority or any other Person regarding:
(a) any actual, alleged, possible or potential contravention of any Company Permit; or (b) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to, any Company Permit. All applications required to have been filed for the renewal of such Company Permits have been duly filed on a timely basis with the appropriate Persons, and all other filings required to have been made with respect to such Company Permits have been duly made on a timely basis with the appropriate Persons. All Company Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine fees or similar charges, all of which, to the extent due, have been duly paid.

     5.16 Interested Party Transactions. Except as disclosed on Schedule 5.16, in the past 30 months, no Person has entered into any transaction or proposed transaction with the Company which would be required to be disclosed pursuant to
Item 404 of Regulation S-B.

     5.17 Title to and Condition of Properties. Except as would not have a Material Adverse Effect, the Company owns (with good and marketable title in the case of real property owned) or holds under valid leases or other rights to use all real property, plants, machinery, equipment and other personal property necessary for the conduct of its business as presently conducted, free and clear of all Liens, except Permitted Liens. The material buildings, plants, machinery and equipment necessary for the conduct of the business of the Company as presently conducted are in good operating condition and repair and are adequate for the uses to which they are being put. The buildings, plants, machinery, equipment and other personal property of the Company is sufficient for the continued conduct of the Company's businesses after the Closing in substantially the same manner as conducted prior to the Closing.

     5.18 Board Recommendation; JV Participant Approval. The Company Board, at a meeting duly called and held, has by unanimous vote of those directors present (who constituted 100% of the directors then in office), determined that this Agreement and the transactions contemplated by this Agreement, are advisable and in the best interests of the Company and the JV Participants. The JV Participants, in their capacities as holders of Interests, by unanimous written consent, have approved this Agreement and the transactions contemplated by this Agreement.

     5.19 Absence of Undisclosed Liabilities. Except as reflected in the Company Audited Financial Statements or disclosed on Schedule 5.19, the Company does not have any debt, obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due) arising out of any transaction entered into at or prior to the Closing, or any act or omission at or prior to the Closing, except for liabilities incurred and obligations under agreements entered into, in the usual and ordinary course of business since December 31, 2004, none of which would have a Material Adverse Effect.

     5.20 Changes. Except as set forth on Schedule 5.20, the Company has not, since December 31, 2004, conducted its business or entered into any transaction other than in the usual and ordinary course of business, except for this Agreement and has not (a) suffered or experienced any change in, or affecting, its condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects other than changes, events or conditions in the usual and ordinary course of its business, none of which would have a Material Adverse Effect; (b) made any loans or advances to any Person other than travel advances and reimbursement of expenses made to employees, officers and directors in the ordinary course of business; (c) created or permitted to exist any Lien on any material property or asset of the Company, other than Permitted Liens; (d) issued, sold, disposed of or encumbered, or authorized the issuance, sale, disposition or encumbrance of, or granted or issued any option to acquire any shares of its capital stock or any other of its securities or any Equity Security, or altered the term of any of its outstanding securities or made any change in its outstanding shares of capital stock or its capitalization, whether by reason of reclassification, recapitalization, stock split, combination, exchange or readjustment of shares, stock dividend or otherwise; (e) declared, set aside, made or paid any dividend or other distribution to any of its stockholders; (f) materially increased the compensation or other remuneration or benefits payable or to become payable to any of its directors, executive officers or employees, except for increases in the ordinary course of business, or entered into any employment, severance or similar contracts with any of the foregoing; (g) adopted, amended or increased the payments to or benefits under any Company Benefit Plan; (h) Terminated or modified any Material Company Contract; (i) released, waived or cancelled any claims or rights relating to or affecting the Company in excess of $250,000 in the aggregate or instituted or settled any Proceeding involving in excess of $250,000 in the aggregate; (j) paid, discharged or satisfied any claim, obligation or liability in excess of $250,000 in the aggregate, except for liabilities incurred prior to the date of this Agreement in the ordinary course of business; (k) created, incurred, assumed or otherwise become liable for any Indebtedness in excess of $250,000 in the aggregate; (l) guaranteed or endorsed in a material amount any obligation or net worth of any Person; (m) acquired the capital stock or other securities or any ownership interest in, or substantially all of the assets of, any other; (n) changed its method of accounting or the accounting principles or practices utilized in the preparation of its financial statements, other than as required by GAAP; (o) granted any license, sublicense or other rights of use with respect to any Intellectual Property of the Company;
(p) entered into any agreement, or otherwise obligated itself, to do any of the foregoing.

     5.21 Material Company Contracts.

          5.21.1 The Company has made available to DFT, prior to the date of this Agreement, true, correct and complete copies of each written Material Company Contract, including each amendment, supplement and modification relating thereto. Each Material Company Contract is a valid and binding agreement of the Company, and is in full force and effect.

          5.21.2 Except as would not have a Material Adverse Effect, the Company is not in breach or default of any Material Company Contract to which it is a party and, to the knowledge of the Company, no other party to any Material Company Contract is in breach or default thereof. Except as would not have a Material Adverse Effect, no event has occurred or, to the Company's knowledge, circumstance exists that (with or without notice or lapse of time), would (a) contravene, conflict with or result in a violation or breach of, or become a default or event of default under, any provision of any Material Company Contract or (b) permit the Company or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any Material Company Contract. The Company has not received written notice of the pending or threatened cancellation, revocation or termination of any Material Company Contract to which it is a party. There are no renegotiations of, or attempts to renegotiate, or outstanding rights to renegotiate any material terms of any Material Company Contract.

     5.22 Tax Matters.

          5.22.1 Except as set forth on Schedule 5.22.1, (a) all material Tax Returns required to be filed by or on behalf of the Company have been timely filed and all such Tax Returns were (at the time they were filed) and are true, correct and complete in all material respects; (b) all material Taxes of the Company (whether or not reflected on any Tax Return) have been fully and timely paid, except those Taxes which are presently being contested in good faith or for which an adequate reserve for the payment of such Taxes has been established on the Company Balance Sheet; (c) no waivers of statutes of limitation have been given or requested with respect to the Company in connection with any Tax Returns covering the Company or with respect to any Taxes payable by it; (d) no Governmental Authority in a jurisdiction where the Company does not file Tax Returns has made a claim, assertion or threat to the Company that the Company is or may be subject to taxation by such jurisdiction; (e) the Company has duly and timely collected or withheld, and paid over and reported to the appropriate Governmental Authority all amounts required to be so collected or withheld and paid over for all periods under all applicable Laws; (f) there are no Liens with respect to Taxes on the Company's property or assets other than Permitted Liens;
(g) there are no Tax rulings, requests for rulings, or closing agreements relating to the Company for any period (or portion of a period) that would affect any period after the date hereof; and (h) any adjustment of Taxes of the Company made by a Governmental Authority in any examination that the Company is required to report to the appropriate state, local or foreign taxing authorities has been reported, and any additional Taxes due with respect thereto have been paid.

          5.22.2 Except as set forth on Schedule 5.22.2, the Company is treated as a corporation for U.S. federal income tax purposes, and the Company has not made an election under Treasury Regulation Section 301.7701-3 to be treated as a partnership.

          5.22.3 The Company is not, and has never been, a controlled foreign corporation, as that term is defined in Section 957 of the Code and the Treasury Regulations promulgated thereunder.

          5.22.4 There is no pending Proceeding with respect to any Taxes of the Company, nor, to the knowledge of the Company, is any such Proceeding threatened. The Company has made available to DFT, prior to the date of this Agreement, true, correct and complete copies of all Tax Returns, examination reports and statements of deficiencies assessed or asserted against or agreed to by the Company since its inception and any and all correspondence with respect to the foregoing.

          5.22.5 The Company is not liable for the Taxes of any other Person, whether as a result of being part of an affiliated, unitary, consolidated or similar group, pursuant to a tax sharing or similar agreement.

     5.23 Material Assets. The Company has, and will continue to have upon consummation of the transaction contemplated by this Agreement, good and marketable title to, or a valid leasehold interest in, its properties and assets, free and clear of all Liens, other than Permitted Liens. Such properties and assets are sufficient for the continued conduct of the Company's businesses after the Closing in substantially the same manner as conducted prior to the Closing. No Person other than DFT has any contract, right or option to purchase or acquire any of such properties or assets from the Company. No Affiliate of the Company or the JV Participants owns or otherwise has any interest in or right to use any properties or assets used or held for use in, or otherwise arising from or relating to, the business of the Company.

     5.24 Insurance Coverage. The Company has made available to DFT, prior to the date of this Agreement, true, correct and complete copies of all insurance policies maintained by the Company on its properties and assets. Except as would not have a Material Adverse Effect, all of such policies

               (a) taken together, provide adequate insurance coverage for the properties, assets and operations of the Company for all risks normally insured against by a Person carrying on the same business as the Company in the PRC, and

               (b) are sufficient for compliance with all applicable Laws and Material Company Contracts. Except as would not have a Material Adverse Effect, all of such policies are valid, outstanding and in full force and effect and, by their express terms, will continue in full force and effect following the consummation of the transactions contemplated by this Agreement. There are no pending claims with respect to the Company or its properties or assets under any such insurance policies, and there are no claims as to which the insurers have notified the Company that they intend to deny liability. There is no existing default under any such insurance policy.

     5.25 Intellectual Property. Except as set forth on Schedule 5.25(a), the Company owns, licenses or otherwise has the legal right to use all Intellectual Property for its business as currently conducted. Schedule 5.25(b) sets forth a true, correct and complete list of all Intellectual Property of the Company. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property of any other Person other than licenses or agreements arising from the purchase of "off the shelf" or standard products. Except as would not have a Material Adverse Effect, the Company's Intellectual Property is in compliance will all applicable legal requirements. No Intellectual Property of the Company has been or is now involved in any dispute, opposition, invalidation or cancellation proceeding, and no such action has been threatened in writing. No Intellectual Property, wherever situated or registered, of the Company, to the knowledge of the Company is infringed, or has been challenged or, to the knowledge of the Company, threatened in any way, and no Intellectual Property of the Company interferes with or is alleged to infringe or interfere with the Intellectual Property of any other Person. Except as would not have a Material Adverse Effect, the Company has not taken any action that would result in the voiding or invalidation of any of its Intellectual Property. The Company is not aware that any of its employees, officers or consultants is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any Order, that would interfere with their duties to the Company or that would conflict with the business of the Company as currently conducted. To the knowledge of the Company, it is not necessary for it to utilize in its business any inventions, trade secrets or proprietary information of any of its officers, employees, consultants or persons it currently intends to hire made prior to their employment with any the Company, except for inventions, trade secrets or proprietary information that have been assigned to the Company. Knowledge for purposes of this Section 5.25 means knowledge of the Company's executive officers.

     5.26 Employee Benefits.

          5.26.1 The Company has made available to DFT, prior to the date of this Agreement, copies of each written Company Benefit Plan and any related agreements and other contracts.

          5.26.2 Except as would not have a Material Adverse Effect, all Company Benefit Plans have been established, maintained and operated in accordance with their terms and the requirements of applicable Law, have been maintained in good standing with applicable Government Authorities, and may by their terms be amended and/or terminated at any time to the greatest extent permitted by applicable Law. The Company has made in respect of its employees and has paid all required social welfare payments and made all social welfare filings as required by relevant laws and regulations of the PRC. No event has occurred and, to the knowledge of the Company, there does not now exist any condition or set of circumstances, that could subject the Company to any liability arising under any applicable Law, or under any indemnity agreement to which the Company is a party, excluding liability for benefit claims and funding obligations payable in the ordinary course.

          5.26.3 There are no outstanding or unpaid material severance or employee-related obligations or amounts due to employees or former employees of the Company.

          5.26.4 Neither the consummation of the transactions contemplated hereby alone, nor in combination with another event, with respect to each director, officer, employee and consultant of the Company, will not result in
(a) any payment (including, without limitation, severance, unemployment compensation or bonus payments) becoming due from the Company or under any Company Benefit Plan, (b) any increase in the amount of compensation or benefits payable to any such individual or (c) any acceleration of the vesting or timing of payment of benefits or compensation payable to any such individual. No Company Benefit Plan provides benefits or payments contingent upon, triggered by, or increased as a result of a change in the ownership or effective control of the Company.

     5.27 Environmental and Safety Matters.

          5.27.1 The Company has at all times been and is in material compliance with all Environmental Laws applicable to the Company. The Company has obtained the necessary environmental protection approval from the requisite PRC Governmental Authority in respect of the PRC operations and activities of the Company, except where the failure to obtain such approvals would not have a Material Adverse Effect.

          5.27.2 There are no Proceedings pending, or to the knowledge of the Company, threatened in writing against any Company alleging the violation of any Environmental Law or Environmental Permit applicable to the Company, or alleging that the Company is a potentially responsible party for any environmental site contamination.

          5.27.3 Neither this Agreement nor the consummation of the transactions contemplated by this Agreement shall impose any obligations to notify or obtain the consent of any Governmental Authority or third Persons under any Environmental Laws applicable to the Company.

     5.28 Product Liability and Recalls.

          5.28.1 Except as would not have a Material Adverse Effect, there are no losses, damages, expenses or liabilities (whether absolute, accrued, contingent or otherwise) against the Company asserted and arising out of or based upon incidents occurring on or prior to the date hereof with respect to:
(a) any product liability or any similar claim that relates to any of the products designed, developed, manufactured, produced, distributed, supplied or sold by the Company to others; (b) the delivery of faulty services; or (c) any claim for the breach of any express or limited product warranty, or any similar claim that relates to any product designed, developed, manufactured, produced, distributed, supplied or sold, or any service delivered, by the Company, and the Company has no knowledge of any product or service defects which could give rise to any such losses, claims, damages, expenses or liabilities. For purposes of this Section 5.28.1 and Section 5.28.2, "knowledge" means knowledge of the Company's executive officers.

          5.28.2 To the knowledge of the Company, there exists no basis for the recall, withdrawal or suspension by order of any Governmental Authority of any product designed, developed, manufactured, produced, distributed, supplied or sold by the Company. To the knowledge of the Company, there are no defects in the designs, specifications, or process with respect to any product designed, manufactured, sold, supplied or distributed by the Company that will give rise to any liability. There has been no recall, withdrawal, or suspension from the market of any product designed, manufactured, sold, supplied or distributed by the Company.

     5.29 Receivables and Payables. All accounts and notes receivable of the Company as of the date hereof have arisen in the ordinary course of business, represent valid obligations to the Company arising from bona fide transactions in the ordinary course of business and, to the Company's knowledge, no material amounts are subject to claims or set-off or other defenses or counterclaims. All accounts and notes payable by the Company as of the date hereof arose in bona fide transactions in the ordinary course of business. All items which are required by GAAP to be reflected as receivables and payables in the Company Audited Financial Statements and on the books and records of the Company are so reflected and have been recorded in accordance with GAAP in a manner consistent with past practice.

     5.30 Ethical Business Practices.

          (a) The Company and the officers, directors, employees, shareholders, or agents of the Company, acting for or on behalf of the Company, have not offered, promised, paid, or authorized the payment, directly or indirectly through any other party, of anything of value to any government official or employee (including an employee of a state-owned entity), political party or candidate for public office, for the purpose of influencing any acts or decisions of such official or of the government to obtain or retain business or direct business to any person.

          (b) No owner, officer, director, Key Employee or, to the Company's knowledge, other employee of the Company is an official or employee of any government or governmental entity.

          (c) The Company maintains its books and records, and prepares its periodic statements of accounts in accordance with generally accepted accounting principles. The Company makes and keeps books, records, and accounts which, in reasonable detail, accurately and fairly reflect the transactions and disposition of the assets of the Company. The Company has in place a system of internal accounting controls to ensure that transactions have been recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability of assets.

     5.31 Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes in all applicable U.S. and non-U.S. jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the "Money Laundering Laws") and no Proceeding involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

     5.32 Customers and Suppliers. To the knowledge of the Company, all supplies and services necessary for the conduct of the Company's business as presently conducted may be obtained from readily available alternate sources on terms and conditions comparable to those presently available to the Company. There exists no actual or, to the knowledge of the Company, threatened, termination, cancellation or material limitation of, or any material change in, the business relationship of the Company with any customer or supplier, the loss of which could reasonably be expected, together with any other customers or suppliers with respect to which there has been any such actual or threatened termination, cancellation, material limitation or material change, to have or result in a Material Adverse Effect. To the knowledge of the Company, no customer or supplier of the Company, the loss of which could reasonably be expected, together with any other customers or suppliers who have experienced any material work stoppage or adverse circumstances or condition, to have or result in a Material Adverse Effect, has experienced any material work stoppage or other material adverse circumstance or condition that is reasonably likely to jeopardize or adversely affect the Company's future relationship with such customer or supplier. There are no pending material disputes or controversies between any customer or supplier of the Company. No customer of the Company has any right to any credit or refund for products sold or services rendered or to be rendered by the Company pursuant to any contract or practice of the Company other than pursuant to the normal course return policy of the Company.

     5.33 Governmental Inquiry. The Company has not received any material written inspection report, questionnaire, inquiry, demand or request for information from a Governmental Authority.

     5.34 Proxy Statement. Subject to the accuracy of the representations of DFT in Section 6.22, the information supplied by the JV Participants and the Company in writing specifically for inclusion in the Proxy Statement will not, on the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders or at the time of the DFT Stockholders Meeting, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the DFT Stockholders Meeting which has become false or misleading. If at any time prior to the Closing any event relating to the Company or any JV Participant or any of their respective affiliates, officers or directors should be discovered by the Company or any JV Participant which should be set forth in a supplement to the Proxy Statement, the Company or such JV Participant, as applicable, will promptly inform DFT.

                                   SECTION VI

                      REPRESENTATIONS AND WARRANTIES OF DFT

           DFT represents and warrants to the JV Participants and the Company as follows:

     6.1 Organization and Qualification. DFT is duly organized, validly existing and in good standing under the laws of the State of New Jersey, has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to carry on its business as presently conducted and to own, hold and operate its properties and assets as now owned, held and operated by it, except where the failure to be so organized, existing and in good standing, or to have such authority and power, governmental licenses, authorizations, consents or approvals would not have a Material Adverse Effect. DFT is duly qualified, licensed or domesticated as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or its properties owned, held or operated makes such qualification, licensing or domestication necessary, except where the failure to be so duly qualified, licensed or domesticated and in good standing would not have a Material Adverse Effect.

     6.2 Subsidiaries. DFT does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise.

     6.3 Organizational Documents. True, correct and complete copies of the Organizational Documents of DFT have been delivered to the Company prior to the execution of this Agreement, and no action has been taken to amend or repeal such Organizational Documents. DFT is not in violation or breach of any of the provisions of its Organizational Documents, except for such violations or breaches as would not have a Material Adverse Effect.

     6.4 Authorization. DFT has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to enter into this Agreement and each of the Transaction Documents to which DFT is a party, and, subject to obtaining the DFT Stockholder Approval, to consummate the transactions contemplated by this Agreement and each of the Transaction Documents to which DFT is a party and to perform its obligations under this Agreement and each of the Transaction Documents to which DFT is a party. The execution, delivery and performance by DFT of this Agreement and each of the Transaction Documents to which DFT is a party have been duly authorized by all necessary corporate action (other than the approval of the transactions contemplated by this Agreement and the Transaction Documents, to the extent required by Law by DFT's stockholders) and do not require from the DFT Board any consent or approval that has not been validly and lawfully obtained. The execution, delivery and performance by DFT of this Agreement and each of the Transaction Documents to which DFT is a party requires no authorization, consent, approval, license, exemption of or filing or registration with any Governmental Authority or other Person other than (a) the filing of the Articles of Share Exchange with the Secretary of State of the State of New Jersey, (b) such filings and mailings required by the Exchange Act and any other policy or requirement of the Commission imposed in connection therewith (including, without limitation, the Proxy Statement and any requirement arising from any comments of the Commission occasioned by the filing of the Proxy Statement), (c) the filing of a Form D with the Commission, and any applicable state securities law filings, if required, (d) such other customary filings with the Commission for transactions of the type contemplated by this Agreement and (e) such approval by the stockholders of DFT as may be required by Law.

     6.5 No Violation. Neither the execution or delivery by DFT of this Agreement or any Transaction Document to which DFT is a party, nor the consummation or performance by DFT of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the Organizational Documents of DFT; (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or result in the imposition or creation of any Lien under, any agreement or instrument to which DFT is a party or by which the properties or assets of DFT is bound; (c) contravene, conflict with, or result in a violation of, any Law or Order to which DFT or any of the properties or assets owned or used by DFT may be subject; or (d) contravene, conflict with, or result in a violation of, the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any licenses, permits, authorizations, approvals, franchises or other rights held by DFT or that otherwise relate to the business of, or any of the properties or assets owned or used by DFT except, in the case of clause

(b), (c), or (d), for any such contraventions, conflicts, violations, or other occurrences as would not have a Material Adverse Effect.

     6.6 Securities Laws. Assuming the accuracy of the representations and warranties of the JV Participants contained in Section 4 and Exhibits C and D, the issuance of the DFT Shares pursuant to this Agreement are and will be (a) exempt from the registration and prospectus delivery requirements of the Securities Act, (b) registered or qualified (or are exempt from registration and qualification) under the registration permit or qualification requirements of all applicable state securities laws, and (c) accomplished in conformity with all other applicable federal and state securities laws.

     6.7 Binding Obligations. Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties thereto other than DFT, this Agreement has been, and as of the Closing each of the Transaction Documents to which DFT is a party will be, duly authorized, executed and delivered by DFT and constitutes or will constitute, as the case may be, the legal, valid and binding obligations of DFT, enforceable against DFT in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

     6.8 Duly Authorized. The issuance of the DFT Shares has been duly authorized and, upon delivery to the JV Participants of certificates therefore in accordance with the terms of this Agreement, the DFT Shares will have been validly issued and fully paid, and will be nonassessable, have the rights, preferences and privileges specified, will be free of preemptive rights and will be free and clear of all Liens and restrictions, other than Liens created by the JV Participants and restrictions on transfer imposed by this Agreement, state securities laws and the Securities Act.

     6.9 Certain Proceedings. There is no pending Proceeding that has been commenced against DFT and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement. To the knowledge of DFT, no such Proceeding has been threatened.

     6.10 No Brokers or Finders. No Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against DFT for any commission, fee or other compensation as a finder or broker, or in any similar capacity, and DFT will indemnify and hold the Company harmless against any liability or expense arising out of, or in connection with, any such claim.

     6.11 Material DFT Contracts. DFT has made available to the Company, prior to the date of this Agreement, true, correct and complete copies of each Material DFT Contract, including each amendment, supplement and modification thereto.

     6.12 Material Assets. The financial statements of DFT set forth in the SEC Documents reflect the material properties and assets (real and personal) owned or leased by DFT.

     6.13 SEC Documents; Financial Statements. DFT has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the three years preceding the date hereof (or such shorter period as DFT was required by law to file such material) (the foregoing materials, together with DFT's registration statement on Form SB-2, Registration No. 333-120506 (together with all amendments thereto), being collectively referred to herein as the "SEC Documents") and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statement therein, in light of the circumstances under which they were made, not misleading. All material agreements to which DFT is a party or to which the property or assets of DFT are subject have been appropriately filed as exhibits to the SEC Documents as and to the extent required under the Exchange Act. The financial statements of DFT included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of unaudited statements as permitted by Form 10-Q of the Commission), and fairly present in all material respects (subject in the case of unaudited statements, to normal, recurring audit adjustments) the financial position of DFT as at the dates thereof and the results of its operations and cash flows for the periods then ended. DFT's Common Stock is quoted on the Over the Counter Bulletin Board, and DFT is not aware of any facts which would make DFT's Common Stock ineligible for quotation on the Over the Counter Bulletin Board.

     6.14 Board Recommendation. The DFT Board, at a meeting duly called and held, has determined that this Agreement and the transactions contemplated by this Agreement are advisable and in the best interests of DFT's stockholders and has duly authorized this Agreement and the transactions contemplated by this Agreement.

     6.15 Compliance with Laws. Except as would not have a Material Adverse Effect, the business and operations of DFT have been and are being conducted in accordance with all applicable Laws and Orders. Except as would not have a Material Adverse Effect, DFT has not received notice of any violation (or any Proceeding involving an allegation of any violation) of any applicable Law or Order by or affecting DFT and, to the knowledge of the Company, no Proceeding involving an allegation of violation of any applicable Law or Order is threatened or contemplated. Except as would not have a Material Adverse Effect, DFT is not subject to any obligation or restriction of any kind or character, nor is there, to the knowledge of DFT, any event or circumstance relating to DFT that materially and adversely affects in any way its business, properties, assets or prospects or that prohibits DFT from entering into this Agreement or would prevent or make burdensome its performance of or compliance with all or any part of this Agreement or the consummation of the transactions contemplated hereby.

     6.16 Litigation; Orders. Except as would not have a Material Adverse Effect, there is no Proceeding (whether federal, state, local or foreign) pending or, to the knowledge of DFT, threatened against or affecting DFT or DFT's properties, assets, business or employees. To the knowledge of DFT, there is no fact that might result in or form the basis for any such Proceeding. DFT is not subject to any Orders.

     6.17 Foreign Corrupt Practices Act. Neither DFT, nor any director, officer, agent, employee or other Person associated with or acting on behalf of DFT has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any Governmental Authority from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 in connection with the operations of DFT; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment in connection with the operations of DFT.

     6.18 Money Laundering Laws. The operations of DFT and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Money Laundering Laws and no Proceeding involving DFT with respect to the Money Laundering Laws is pending or, to the knowledge of DFT , threatened.

     6.19 Absence of Certain Changes or Events. Since September 30, 2005, DFT has conducted its business in the ordinary course and there has not occurred any development or circumstance constituting, individually or in the aggregate, a Material Adverse Effect; (ii) any material change by DFT in its accounting methods, principles or practices (other than changes required by GAAP after the date of this Agreement) or (iii) any material tax election, any material change in method of accounting with respect to Taxes or any compromise or settlement of any proceeding with respect to any material Tax liability.

     6.20 Capitalization. The authorized capital stock of DFT consists of (a) 10,000,000,000 shares of DFT's Common Stock, of which 13,013,984 shares are issued and outstanding, (b) 50,000,000 shares of Class B Common Stock, par value $0.01 per share, none of which shares are issued and outstanding, (c) 20,000,000 shares of Class C Common Stock, par value $0.01 per share, none of which shares are issued and outstanding and 1,000,000 shares of preferred stock none of which shares are issued and outstanding. All issued and outstanding shares of the DFT's Common Stock are duly authorized, validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive or similar rights. On the Closing Date, DFT will have sufficient authorized and unissued DFT's Common Stock to consummate the transactions contemplated hereby. Except as disclosed on Schedule 6.20 or in the SEC Documents, there are no outstanding or authorized options, warrants, purchase agreements, participation agreements, subscription rights, conversion rights, exchange rights or other securities or contracts that could require DFT to issue, sell or otherwise cause to become outstanding any of its authorized but unissued shares of capital stock or any securities convertible into, exchangeable for or carrying a right or option to purchase shares of capital stock or to create, authorize, issue, sell or otherwise cause to become outstanding any new class of capital stock.

     6.21 Tax Matters.

          6.21.1 Except as set forth on Schedule 6.21.1, (a) all material Tax Returns required to be filed by or on behalf of DFT have been timely filed and all such Tax Returns were (at the time they were filed) and are true, correct and complete in all material respects; (b) all material Taxes of DFT (whether or not reflected on any Tax Return) have been fully and timely paid, except those Taxes which are presently being contested in good faith or for which an adequate reserve for the payment of such Taxes has been established DFT Balance Sheet; (c) no waivers of statutes of limitation have been given or requested with respect to DFT in connection with any Tax Returns covering DFT or with respect to any Taxes payable by it; (d) no Governmental Authority in a jurisdiction where DFT does not file Tax Returns has made a claim, assertion or threat to DFT that DFT is or may be subject to taxation by such jurisdiction;
(e) DFT has duly and timely collected or withheld, and paid over and reported to the appropriate Governmental Authority all amounts required to be so collected or withheld and paid over for all periods under all applicable Laws; (f) there are no Liens with respect to Taxes on DFT's property or assets other than Permitted Liens; (g) there are no Tax rulings, requests for rulings, or closing agreements relating to DFT for any period (or portion of a period) that would affect any period after the date hereof; and (h) any adjustment of Taxes of DFT made by a Governmental Authority in any examination that DFT is required to report to the appropriate state, local or foreign taxing authorities has been reported, and any additional Taxes due with respect thereto have been paid.

          6.21.2 There is no pending Proceeding with respect to any Taxes of DFT, nor, to the knowledge of DFT, is any such Proceeding threatened.

          6.21.3 DFT is not liable for the Taxes of any other Person, whether as a result of being part of an affiliated, unitary, consolidated or similar group, pursuant to a tax sharing or similar agreement.

     6.22 Proxy Statement. The information supplied by DFT in writing specifically for inclusion in the proxy statement to be sent to the stockholders of DFT in connection with the meeting of the stockholders of DFT to consider the transactions contemplated by this Agreement and the Transaction Documents to the extent required by Law (the "DFT Stockholders Meeting") (such proxy statement as amended or supplemented being referred to herein as the "Proxy Statement") will not, on the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders or at the time of the DFT Stockholders Meeting, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the DFT Stockholders Meeting which has become false or misleading. If at any time prior to the Closing any event relating to DFT or any of its respective affiliates, officers or directors should be discovered by DFT which should be set forth in a supplement to the Proxy Statement, DFT shall promptly inform the Company. The Proxy Statement shall comply as to form in all material respects with the requirements of the Exchange Act.

                                   SECTION VII

                COVENANTS OF THE COMPANY AND THE JV PARTICIPANTS

     7.1 Access and Investigation. Between the date of this Agreement and the Closing Date, the Company will (a) afford DFT and its agents, advisors and attorneys during normal business hours, and upon reasonable notice, full and free access to the Company's senior personnel, properties, contracts, books and records, and other documents and data, (b) furnish DFT and its agents, advisors and attorneys with copies of all such contracts, books and records, and other existing documents and data as DFT may reasonably request, and (c) furnish DFT and its agents, advisors and attorneys with such additional financial, operating, and other data and information as DFT may reasonably request.

     7.2 Operation of the Business of the Company.

          7.2.1 Between the date of this Agreement and the Closing Date, the Company will:

          (a) conduct its business only in the ordinary course of business consistent with past practice;

          (b) use its best efforts to preserve intact its current business organization and business relationships, including, without limitation, relationships with suppliers, customers, landlords, creditors, officers, employees and agents;

          (c) not create any new, or capitalize or conduct any business through, any Subsidiary;

          (d) issue any Equity Securities; and

          (e) perform any act that would require the consent of the JV Participants or any of them.

          7.2.2 Notwithstanding the foregoing, between the date of this Agreement and the Closing Date, the Company will not directly or indirectly, without the prior written consent of DFT, engage in any transaction with, or enter into any agreement with any officer, director or stockholder of the Company or, or any Affiliate or "associate" (as such term is defined in Rule 405 of the Commission under the Securities Act) of any such Person.

     7.3 No Transfers of Interests.

          7.3.1 Between the date of this Agreement and the Closing Date, no JV Participant shall assign, transfer, mortgage, pledge or otherwise dispose of any or all of the Interests (or any interest therein) or grant any Person the option or right to acquire such Interests (or any interest therein).

     7.4 Required Filings and Approvals.

          7.4.1 As promptly as practicable after the date of this Agreement, the Company will make all filings required to be made by it in order to consummate the transactions contemplated by this Agreement. Between the date of this Agreement and the Closing Date, the Company will, (a) cooperate with DFT with respect to all filings that DFT elects to make or is required to make in connection with the transactions contemplated by this Agreement, and (b) cooperate with DFT in obtaining any consents or approvals required to be obtained by DFT in connection herewith.

          7.4.2 Without limiting the foregoing, the Company and the JV Participants shall promptly furnish to DFT any information reasonably requested by DFT in connection with the preparation, filing and mailing of the Proxy Statement, including, without limitation, information concerning the Company and the JV Participants. The Company and each JV Participant, severally and not jointly, represent and warrant to DFT that the information supplied in writing by the Company and each JV Participant expressly for inclusion in the Proxy Statement will not, on the date the Proxy Statement is filed with the Commission or first mailed to the stockholders of DFT, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading. If, at any time prior to the Closing Date, any information should be discovered by the Company or any JV Participant which should be set forth in an amendment to the Proxy Statement so that such Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company or such JV Participant, as the case may be, shall promptly notify DFT.

     7.5 Notification. Between the date of this Agreement and the Closing Date, the Company and the JV Participants will promptly notify DFT in writing if the Company or the JV Participants becomes aware of any fact or condition that causes or constitutes a breach of any of the representations and warranties of the Company or the JV Participants, as the case may be, as of the date of this Agreement, or if the Company or any JV Participant becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Schedules to this Agreement if the Schedules to the Agreement were dated the date of the occurrence or discovery of any such fact or condition, the Company or the JV Participants, as the case may be, will promptly deliver to DFT a supplement to the Schedules to the Agreement specifying such change; provided, however, that such delivery shall not materially adversely affect any rights of DFT set forth herein. During the same period, the Company and the JV Participants will promptly notify DFT of the occurrence of any breach of any covenant of the Company or the JV Participants in this Section 7 or of the occurrence of any event that may make the satisfaction of the conditions in Section 9 impossible or unlikely.

     7.6 Closing Conditions. Between the date of this Agreement and the Closing Date, each of the Company and the JV Participants will use its commercially reasonable efforts to cause the conditions in Section 9 to be satisfied.

                                  SECTION VIII

                                COVENANTS OF DFT

     8.1 Access and Investigation. Between the date of this Agreement and the Closing Date, DFT will (a) afford the Company and its agents, advisors and attorneys during normal business hours and upon reasonable notice, full and free access to DFT's senior personnel, properties, contracts, books and records, and other documents and data, (b) furnish the Company and its agents, advisors and attorneys with copies of all such contracts, books and records, and other existing documents and data as the Company may reasonably request, and (c) furnish the Company and its agents, advisors and attorneys with such additional financial, operating, and other data and information as the Company may reasonably request.

     8.2 Operation of the Business of DFT. Between the date of this Agreement and the Closing Date, DFT, to the extent consistent with the exercise by the DFT Board of its fiduciary duties to DFT and its shareholders, will:

          8.2.1 conduct its business only in the ordinary course of business;

          8.2.2 use its best efforts to preserve intact the current business organization and business relationships, including, without limitation, relationships with suppliers, customers, landlords, creditors, officers, employees and agents;

          8.2.3 not perform any act that would require the consent of the shareholders of DFT;

          8.2.4 not engage, directly or indirectly, without the consent of the Company, in any transaction with, or enter into any agreement with any officer, director of the Company, or any Affiliate or associate of any such Person; or

          8.2.5 issue any Equity Securities.

     8.3 Required Filings and Approvals.

          8.3.1 As promptly as practicable after the date of this Agreement, DFT will make all filings required to be made by it in order to consummate the transactions contemplated by this Agreement. Between the date of this Agreement and the Closing Date, DFT will cooperate with the Company with respect to all filings that the Company elects to make or is required to make in connection with the transactions contemplated by this Agreement, and cooperate with the Company in obtaining any consents or approvals required to be obtained by the Company in connection herewith.

          8.3.2 Without limiting the foregoing, as promptly as practicable after the execution of this Agreement, DFT shall prepare and file the Proxy Statement with the Commission. DFT will advise the Company, promptly after it receives notice thereof, of any request by the Commission for the amendment of the Proxy Statement or comments thereon and responses thereto or requests by the Commission for additional information. DFT shall mail the Proxy Statement to its stockholders as promptly as practicable pursuant to the Securities Act, the Exchange Act and the rules and regulations of the Commission related thereto.

     8.4 Notification. Between the date of this Agreement and the Closing Date, DFT will promptly notify the Company and the JV Participants in writing if DFT becomes aware of any fact or condition that causes or constitutes a breach of any of the representations and warranties of DFT, as of the date of this Agreement, or if DFT becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Schedules to this Agreement if the Schedules to the Agreement were dated the date of the occurrence or discovery of any such fact or condition, DFT will promptly deliver to the Company and the JV Participants a supplement to the Schedules to the Agreement specifying such change; provided, however, that such delivery shall not materially adversely affect any rights of the JV Participants set forth herein. During the same period, DFT will promptly notify the Company and the JV Participants of the occurrence of any breach of any covenant of DFT in this Section 8 or of the occurrence of any event that may make the satisfaction of the conditions in Section 10 impossible or unlikely.

     8.5 Closing Conditions. Between the date of this Agreement and the Closing Date, DFT will use commercially reasonable efforts to cause the conditions in
Section 10 to be satisfied.

     8.6 Indemnification and Insurance.

          8.6.1 The indemnification provisions set forth in the Organizational Documents of DFT shall not be amended, modified or otherwise repealed for a period of six years from the Closing Date in any manner that would adversely affect the rights thereunder as of the Closing Date of individuals who at the Closing Date were directors, officers, employees or agents of DFT, unless such modification is required after the Closing Date by Law and then only to the minimum extent required by such Law.

          8.6.2 DFT shall to the fullest extent permitted under applicable Law or its Organizational Documents, indemnify and hold harmless, each present and former director, officer or employee of DFT (collectively, the "Indemnified Parties") against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any Proceeding ("each a "Loss") (x) arising out of or pertaining to the transactions contemplated by this Agreement or (y) otherwise with respect to any acts or omissions occurring at or prior to the Closing Date, to the same extent as provided in DFT's Organizational Documents or any applicable contract or agreement as in effect on the date hereof, in each case for a period of six years after the Closing Date, except to the extent any such Loss arises from such Indemnified Party's gross negligence or willful misconduct. In the event of any such Proceeding (whether arising before or after the Closing Date), (i) any counsel retained by the Indemnified Parties for any period after the Closing Date shall be reasonably satisfactory to DFT, (ii) after the Closing Date, DFT shall pay the reasonable fees and expenses of such counsel, promptly after statements therefore are received, provided that the Indemnified Parties shall be required to reimburse DFT for such payments in the circumstances and to the extent required by DFT's Organizational Documents, any applicable contract or agreement or applicable Law, and (iii) DFT will cooperate in the defense of any such matter; provided, however, that DFT shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and provided, further, that, in the event that any claim or claims for indemnification are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until the disposition of any and all such claims. The Indemnified Parties as a group may retain only one law firm to represent them in each applicable jurisdiction with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties, in which case each Indemnified Person with respect to whom such a conflict exists (or group of such Indemnified Persons who among them have no such conflict) may retain one separate law firm in each applicable jurisdiction. Notwithstanding the foregoing, to the extent that it may wish, DFT will be entitled to assume the defense of any Proceeding, with counsel reasonably satisfactory to the Indemnified Parties. After notice from DFT of its election to assume the defense thereof, DFT will not be liable to the Indemnified Parties for any legal or other expenses subsequently incurred by the Indemnified Parties in connection with the defense thereof. The Indemnified Parties shall have the right to employ counsel in such Proceeding but the fees expenses of such counsel incurred after notice from DFT of its assumption of the defense thereof shall be at the expense of the Indemnified Parties, unless counsel for DFT shall have concluded that there may be a conflict of interest between DFT and such Indemnified Parties in which case DFT shall pay the reasonable fees and expenses of one separate counsel for the Indemnified Parties.

          8.6.3 In addition, DFT will provide, for a period of not less than six years after the Closing Date, DFT's current directors and officers with an insurance and indemnification policy that provides coverage for events occurring at or prior to the Closing Date (the "D&O Insurance") that is no less favorable than the existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, DFT shall not be required to pay an annual premium for the D&O Insurance in excess of 300% of the annual premium currently paid by DFT for such insurance, but in such case shall purchase as much such coverage as possible for such amount.

          8.6.4 This Section 8.6 shall survive the consummation of the transactions contemplated by this Agreement at the Closing Date, is intended to benefit the Indemnified Parties, shall be binding on all successors and assigns of DFT and shall be enforceable by the Indemnified Parties, and may not be amended without the prior written consent of the Indemnified Parties.

     8.7 Rule 144 Reporting. With a view to making available to DFT's stockholders the benefit of certain rules and regulations of the Commission which may permit the sale of the DFT Common Stock to the public without registration, from and after the Closing Date, DFT agrees to use reasonable commercial efforts to:

          8.7.1 Make and keep public information available, as those terms are understood and defined in Rule 144; and

          8.7.2 File with the Commission, in a timely manner, all reports and other documents required of DFT under the Exchange Act.

     8.8 Books and Records. DFT shall maintain all of the books and records of DFT that are currently in its possession as of the date hereof, for a period of at least six (6) years after the Closing Date.

     8.9 New Subsidiary. As promptly as practicable following the Closing, DFT shall create a new subsidiary under the laws of the State of New Jersey, contribute the assets comprising the "unified messaging system" business of DFT to such subsidiary and retain such assets in such subsidiary until such time as the spin off transaction referred to in the Consulting Agreements is completed.

     8.10 Proxy Statement. As promptly as practicable after the execution of this Agreement, DFT shall prepare and file with the SEC preliminary proxy materials which shall constitute the Proxy Statement. As promptly as practicable after comments are received from the SEC thereon and after the furnishing by DFT of all information required to be contained therein, DFT shall file with the SEC the definitive Proxy Statement relating to the approval of the transactions contemplated by this Agreement and the Transaction Documents to the extent required by Law and the adoption of this Agreement by the stockholders of DFT pursuant to this Agreement. The Company and the JV Participants shall furnish all information required to be included in the Proxy Statement in connection with the transactions contemplated by this Agreement. The Company and the JV Participants shall fully cooperate with DFT in order to make all required filings in connection therewith.

     8.11 DFT Stockholders Meeting.

          8.11.1 DFT shall call the DFT Stockholders Meeting as promptly as practicable for the purpose of voting upon the approval of the this Agreement and the transactions contemplated by this Agreement and the Transaction Documents to the extent required by Law (the "DFT Stockholder Approval"). The Proxy Statement shall include the recommendation of the DFT Board in favor of this Agreement and the transactions contemplated by this Agreement and the Transaction Documents to the extent required by Law. DFT shall solicit from its stockholders proxies in favor of approval of this Agreement and the transactions contemplated by this Agreement and the Transaction Documents to the extent required by Law and shall take all other reasonable action necessary or advisable to secure the vote or consent of stockholders in favor of such approval. Notwithstanding anything to the contrary herein, DFT shall not be obligated to take any of the actions set forth in the two preceding sentences of this Section 8.11 (but not the first sentence of this Section 8.11) to the extent that the DFT Board determines in good faith (on the advice of independent counsel) that there is a reasonable risk that any such action would be inconsistent with the proper discharge of its fiduciary duties.

          8.11.2 Subject to the fiduciary duties of the DFT Board, the affirmative recommendation of the DFT Board to the stockholders of DFT with respect to the adoption of this Agreement and the transactions contemplated by this Agreement and the Transaction Documents to the extent required by Law shall be included in the Proxy Statement, and the DFT Board shall take all lawful action to solicit the adoption of this Agreement by the stockholders of DFT.

                                   SECTION IX

                CONDITIONS PRECEDENT TO DFT'S OBLIGATION TO CLOSE

     DFT's obligation to acquire the Interests and to take the other actions required to be taken by DFT at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by DFT, in whole or in part):

     9.1 Accuracy of Representations. The representations and warranties of the Company and the JV Participants set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are not qualified as to materiality shall be true and correct in all material respects as of the date of this Agreement, and shall be deemed repeated as of the Closing Date and shall then be true and correct in all material respects, except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule. The representations and warranties of the Company and the JV Participants set forth in this Agreement or in any Exhibit, Schedule or certificate delivered pursuant hereto that are qualified as to materiality shall be true and correct in all respects as of the date of this Agreement, and shall be deemed repeated as of the Closing Date and shall then be true and correct in all respects, except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule.

     9.2 Performance by the Company and JV Participants.

          9.2.1 All of the covenants and obligations that the Company and JV Participants are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

          9.2.2 Each document required to be delivered by the Company and the JV Participants pursuant to this Agreement at or prior to Closing must have been delivered.

     9.3 No Force Majeur Event. There shall not have been any delay, error, failure or interruption in the conduct of the business of the Company, or any loss, injury, delay, damage, distress, or other casualty, due to force majeur including but not limited to (a) acts of God; (b)fire or explosion; (c) war, acts of terrorism or other civil unrest; or (d) national emergency.

     9.4 Certificate of Officer. The Company will have delivered to DFT a certificate, dated the Closing Date, executed by an officer of the Company, certifying the satisfaction of the conditions specified in Sections 9.1, 9.2 and 9.3.

     9.5 Certificate of JV Participants. Each JV Participant will have delivered to DFT a certificate, dated the Closing Date, executed by such JV Participant, if a natural person, or an authorized officer of the JV Participant, if an entity, certifying the satisfaction of the conditions specified in Sections 9.1, 9.2, 9.6, 9.8 and 9.9.

     9.6 Consents.

          9.6.1 All consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Company and/or the JV Participants for the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated by this Agreement and the other Transaction Documents to the extent required by Law, shall have been obtained and made by the Company or the JV Participants, as the case may be, except where the failure to receive such consents, waivers, approvals, authorizations or orders or to make such filings could not be expected to have a Material Adverse Effect on the Company or DFT; it being understood that all consents, waivers, approvals, authorizations or orders of the PRC or any subdivision thereof are required to be delivered at or prior to Closing.

          9.6.2 Without limiting the foregoing, the Proxy Statement shall have been mailed to the stockholders of DFT as required by law. No Proceeding occasioned by the Proxy Statement shall have been initiated or threatened by the Commission (which Proceeding remains unresolved as of the Closing Date).

     9.7 Documents. The Company and the JV Participants must have caused the following documents to be delivered to DFT:

          9.7.1 assignments of the Interests (other than the Retained Interests) and Rights with Respect to Retained Interests held by each JV Participant and Rights with Respect to Retained Interests, each in form and substance reasonably satisfactory to DFT, transferring such Interests to DFT and any necessary approvals thereof or consents thereto;

          9.7.2 a Secretary's Certificate of the Company, dated the Closing Date, certifying attached copies of (A) the Organizational Documents of the Company, (B) the resolutions of the Company Board and the JV Participants approving this Agreement and the transactions contemplated hereby; and (C) the incumbency of each authorized officer of the Company signing this Agreement and any other agreement or instrument contemplated hereby to which the Company is a party;

          9.7.3 each of the Transaction Documents (including without limitation the Consultant Agreements) to which the Company and/or the JV Participants is a party, duly executed;

          9.7.4 a certified certificate of good standing (or in the case of PRC entities, a Letter from the Administrator of Commerce and Industry to the effect that such entity is subsisting and has paid its taxes), or equivalent thereof of the Company and each JV Participant who is not an individual.

          9.7.5 true, correct and complete English translations of each Material Company Contract suitable for filing with the SEC; and

          9.7.6 such other documents as DFT may reasonably request for the purpose of (i) evidencing the accuracy of any of the representations and warranties of the Company and the JV Participants pursuant to Section 9.1, (ii) evidencing the performance of, or compliance by the Company and the JV Participants with, any covenant or obligation required to be performed or complied with by the Company or the JV Participants, as the case may be, (iii) evidencing the satisfaction of any condition referred to in this Section 9 (including, without limitation such opinions of PRC counsel to the Company or the JV Participants that all consents and approvals of PRC Governmental Authorities necessary or required to consummate the Transactions including without limitation the transfer of the Interests as provided herein, free and clear of all, Liens have been obtained and are in full force and effect), or
(iv) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

     9.8 No Proceedings. Since the date of this Agreement, there must not have been commenced or threatened against DFT, the Company or any JV Participant, or against any Affiliate thereof, any Proceeding (which Proceeding remains unresolved as of the Closing Date) (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated by this Agreement and the other Transaction Documents, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated by this Agreement and the other Transaction Documents.

     9.9 No Claim Regarding Ownership or Consideration. There must not have been made or threatened by any Person any claim asserting that such Person (a) is the holder of, or has the right to acquire or to obtain beneficial ownership of the Interests or any other voting, equity, or ownership interest in, the Company, or
(b) is entitled to all or any portion of the DFT Shares.

     9.10 Satisfactory Due Diligence. DFT shall have completed and reasonably satisfied itself with the final results of its due diligence review of the Company's contracts, books, records and other information or documents reasonably requested by DFT.

     9.11 Financial Statements. DFT shall have received with respect to the Company and Jinche all financial statements and all other materials required to be filed with the SEC pursuant to Regulation S-B and such financial statements and other materials shall be adequate, in the opinion of DFT's auditors, to meet the requirements of Regulations S-K and S-X for purposes of filing a registration statement on Form SB-2.

     9.12 Stockholder Approval. To the extent required by Law, this Agreement and transactions contemplated hereby and by the Transaction Documents shall have been approved and adopted by the requisite vote of the stockholders of DFT.

                                    SECTION X

              CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY
                     AND THE JV PARTICIPANTS TO THE CLOSING

     The JV Participants' obligation to transfer the Interests and the obligations of the Company to take the other actions required to be taken by the Company at the Closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Company and the JV Participants, in whole or in part):

     10.1 Accuracy of Representations. The representations and warranties of DFT set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are not qualified as to materiality shall be true and correct in all material respects as of the date of this Agreement, and shall be deemed repeated as of the Closing Date and shall then be true and correct in all material respects, except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Exhibit or Schedule. The representations and warranties of DFT set forth in this Agreement or in any Exhibit or Schedule or certificate delivered pursuant hereto that are qualified as to materiality shall be true and correct in all respects as of the date of this Agreement, and shall be deemed repeated as of the Closing Date and shall then be true and correct in all respects, except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule.

     10.2 Performance by DFT.

          10.2.1 All of the covenants and obligations that DFT is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all respects.

          10.2.2 Each document required to be delivered by DFT pursuant to this Agreement at or prior to Closing must have been delivered.

     10.3 No Force Majeur Event. There shall not have been any delay, error, failure or interruption in the conduct of the business of DFT, or any loss, injury, delay, damage, distress, or other casualty, due to force majeur including but not limited to (a) acts of God; (b)fire or explosion; (c) war, acts of terrorism or other civil unrest; or (d) national emergency.

     10.4 Certificate of Officer. DFT will have delivered to the Company a certificate, dated the Closing Date, executed by an officer of DFT, certifying the satisfaction of the conditions specified in Sections 10.1, 10.2, 10.3, 10.5 and 10.7.

     10.5 Consents.

          10.5.1 All consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by DFT for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated by this Agreement and the other Transactions Documents, shall have been obtained and made by DFT, except where the failure to receive such consents, waivers, approvals, authorizations or orders or to make such filings could not be expected to have a Material Adverse Effect on the Company or DFT.

          10.5.2 Without limiting the foregoing, the Proxy Statement shall have been mailed to the stockholders of DFT as required by law. No Proceeding occasioned by the Proxy Statement shall have been initiated or threatened by the Commission (which Proceeding remains unresolved as of the Closing Date).

     10.6 Documents. DFT must have caused the following documents to be delivered to the Company and/or the JV Participants:

          10.6.1 share certificates evidencing each JV Participant's share of the DFT Shares (as set forth on Schedule 1);

          10.6.2 a certificate of good standing of DFT;

          10.6.3 a Secretary's Certificate, dated the Closing Date certifying attached copies of (A) the Organizational Documents of DFT, (B) the resolutions of the DFT Board approving this Agreement and the transactions contemplated hereby; and (C) the incumbency of each authorized officer of DFT signing this Agreement and any other agreement or instrument contemplated hereby to which DFT is a party;

          10.6.4 each of the Transaction Documents (including without limitation the Consultant Agreements) to which DFT is a party, duly executed; and

          10.6.5 such other documents as the Company may reasonably request for the purpose of (i) evidencing the accuracy of any representation or warranty of DFT pursuant to Section 10.1, (ii) evidencing the performance by DFT of, or the compliance by DFT with, any covenant or obligation required to be performed or complied with by DFT, (iii) evidencing the satisfaction of any condition referred to in this Section 10, or (iv) otherwise facilitating the consummation of any of the transactions contemplated by this Agreement.

     10.7 No Proceedings. Since the date of this Agreement, there must not have been commenced or threatened against DFT, the Company or any JV Participant, or against any Affiliate thereof, any Proceeding (which Proceeding remains unresolved as of the Closing Date) (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated by this Agreement and the other Transaction Documents, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated by this Agreement and the other Transaction Documents.

     10.8 Resignation of Officers. On the Closing Date, each officer and director of DFT shall execute and deliver to the Company a letter of resignation (as contemplated, in the case of the directors, by Section 2.4).

     10.9 D&O Insurance. Between the date hereof and the Closing Date, DFT shall notify its D&O Insurance carrier of its pending change in control.

     10.10 Convertible Debenture. DFT shall have obtained financing in the form of a convertible debenture, or other resulting in the gross proceeds to DFT of not less than $4,000,000, it being understood that any such convertible debenture or other instrument will provide for conversion at a discounted rate.

     10.11 Stockholder Approval. To the extent required by Law, this Agreement and transactions contemplated hereby and by the Transaction Documents shall have been approved and adopted by the requisite vote of the stockholders of DFT.

     10.12 Indemnification Agreement

DFT shall have entered into an indemnification agreement with Mayflower Auto Group and its members in from and substance reasonably satisfactory to them, indemnifying them for losses resulting from events prior to the closing.

                                   SECTION XI

                                   TERMINATION

     11.1 Termination Events. This Agreement may, by notice given prior to or at the Closing, be terminated:

          11.1.1 by mutual consent of DFT and the JV Participants (acting jointly);

          11.1.2 by DFT, if any of the conditions in Section 9 have not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of DFT to comply with its obligations under this Agreement) and DFT has not waived such condition on or before the Closing Date; or (ii) by the JV Participants (acting jointly), if any of the conditions in Section 10 have not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of any JV Participant to comply with its obligations under this Agreement) and the JV Participants (acting jointly) have not waived such condition on or before the Closing Date;

          11.1.3 by DFT or the JV Participants (acting jointly), if the Closing has not occurred other than due to the failure of DFT (in the event DFT seeks to terminate this Agreement) or any JV Participant (in the case the JV Participants (acting jointly) seek to terminate this Agreement) to comply with their respective obligations under this Agreement, sixty (60) days after the final mailing of the Proxy Statement to the stockholders of DFT (which mailing shall occur within two (2) Business Days after the end of the SEC review period of the Proxy Statement),or such later date as the parties may agree upon ( the "Outside Date");

          11.1.4 by either DFT or the JV Participants (acting jointly), if there shall have been entered a final, nonappealable order or injunction of any Governmental Authority restraining or prohibiting the consummation of the transactions contemplated hereby;

          11.1.5 by DFT, if, prior to the Closing Date, the Company or any JV Participant is in material breach of any representation, warranty, covenant or agreement herein contained and such breach shall not be cured within 10 days of the date of notice of default served by DFT claiming such breach; provided, however, that the right to terminate this Agreement pursuant to this Section
11.1.5 shall not be available to DFT if DFT is in material breach of this Agreement at the time notice of termination is delivered; and

          11.1.6 by the JV Participants (acting jointly), if, prior to the Closing Date, DFT is in material breach of any representation, warranty, covenant or agreement herein contained and such breach shall not be cured within 10 days of the date of notice of default served by the JV Participants claiming such breach or, if such breach is not curable within such 10 day period, such longer period of time as is necessary to cure such breach; provided, however, that the right to terminate this Agreement pursuant to this Section 11.1.6 shall not be available to the JV Participants (acting jointly) if any JV Participant is in material breach of this Agreement at the time notice of termination is delivered.

     11.2 Effect of Termination.

          11.2.1 Each party's right of termination under Section 11.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 11.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 5.12, 6.11, 11.2, and 12 will survive; provided, however, that if this Agreement is terminated by a party because of the breach of the Agreement by another party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of another party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

                                   SECTION XII
                               GENERAL PROVISIONS

     12.1 Expenses. Except as otherwise expressly provided in this Agreement, DFT will bear the reasonable expenses of all parties to the Transaction Documents incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated by this Agreement, including all fees and expenses of agents, representatives, counsel, and accountants. In the event of termination of this Agreement, each party will bear its respective expense, which obligation will be subject to any rights of such party arising from a breach of this Agreement by another party.

     12.2 Public Announcements. DFT shall promptly, but no later than three days following the effective date of this Agreement, issue a press release disclosing the transactions contemplated hereby. Between the date of this Agreement and the Closing Date, the Company and DFT shall consult with each other in issuing any other press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or stock market or trading facility with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement, filings or other communications without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which case the disclosing party shall provide the other party with prior notice of such public statement, filing or other communication and shall incorporate into such public statement, filing or other communication the reasonable comments of the other party.

     12.3 Confidentiality.

          12.3.1 Subsequent to the date of this Agreement, DFT, the JV Participants and the Company will maintain in confidence, and will cause their respective directors, officers, employees, agents, and advisors to maintain in confidence, any written, oral, or other information obtained in confidence from another party in connection with this Agreement or the transactions contemplated by this Agreement, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any required filing with the Commission or other Governmental Authority, or obtaining any consent or approval required for the consummation of the transactions contemplated by this Agreement, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

          12.3.2 In the event that any party is required to disclose any information of another party pursuant to clause (b) or (c) of Section 12.3.1, the party requested or required to make the disclosure (the "disclosing party") shall provide the party that provided such information (the "providing party") with prompt notice of any such requirement so that the providing party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 12.3. If, in the absence of a protective order or other remedy or the receipt of a waiver by the providing party, the disclosing party is nonetheless, in the opinion of counsel, legally compelled to disclose the information of the providing party, the disclosing party may, without liability hereunder, disclose only that portion of the providing party's information which such counsel advises is legally required to be disclosed, provided that the disclosing party exercises its reasonable efforts to preserve the confidentiality of the providing party's information, including, without limitation, by cooperating with the providing party to obtain an appropriate protective order or other relief assurance that confidential treatment will be accorded the providing party's information.

          12.3.3 If the transactions contemplated by this Agreement are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.

     12.4 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

If to DFT:                                 with a copy to:
Deep Field Technologies, Inc.              Kramer Levin Naftalis & Frankel LLP
750 Highway 34                             1177 Avenue of the Americas
Matawan, New Jersey  07747                 New York, New York 10036
Attention: Mr. Mark Meller                 Attention: Scott S. Rosenblum, Esq.
Telephone No.: 732-441-7700                Telephone No.: (212) 715-9411
Facsimile No.:                             Facsimile No.:  (212) 715-8000

If to Company:                             with a copy to:
Beijing Jinche Yingang Automobile
Service Center                             Holland & Knight LLP
27th Floor, Tower A, Cyber Tower No. 2     195 Broadway
South Avenue Zhongguacun                   New York, New York  10007
Haidian District                           Attention:  Kenneth J. Stuart, Esq.
Beijing, China  10086                      Telephone No.: (212) 513-3227
Attention:  Mr. Pang Guisan                Facsimile No.:  (212) 341-7114
Telephone No.: 86-10-51588899
Facsimile No.: 86-010-51627706

                                           and with a copy to:
                                           Holland & Knight LLP
                                           2099 Pennsylvania Avenue, N.W.
                                           Washington, D.C.
                                           Attention:  Xiaohua Zhao, Esq.
                                           Telephone No.: (202) 419-2496
                                           Facsimile No.:  (202) 955-5564

     12.5 Arbitration. Any dispute or controversy under this Agreement shall be settled exclusively by arbitration in the City of New York, County of New York in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitration award in any court having jurisdiction. The award of the arbitrators shall be final and binding on all parties, and any party may apply to a court of competent jurisdiction for the enforcement of such an award. The arbitration fee, reasonable attorney's fees and all other related costs shall be paid by the non-prevailing party. During the period when a dispute is subject to an arbitration, the parties shall continue to perform all obligations under this Agreement and the other Transaction Documents that are the not the subject of such arbitration. The provisions of this Section 12.5 shall survive the termination or other expiration of this Agreement.

     12.6 Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

     12.7 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

     12.8 Entire Agreement and Modification. This Agreement supersedes all prior agreements between the parties with respect to its subject matter (including the Letter of Intent between DFT and the Company, dated October 29, 2005) and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party against whom the enforcement of such amendment is sought.

     12.9 Assignments, Successors, and No Third-Party Rights. No party may assign any of its rights under this Agreement without the prior consent of the other parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties. Except as set forth in Section 8.6, nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

     12.10 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     12.11 Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

     12.12 Governing Law. This Agreement will be governed by the laws of the State of New York without regard to conflicts of laws principles.

     12.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

     12.14 Survival. The representations and warranties of the respective parties shall not survive the Closing Date and the consummation of the transaction herein contemplated.

                           COUNTERPART SIGNATURE PAGE

     IN WITNESS WHEREOF, the parties have executed and delivered this Securities Exchange and Merger Agreement as of the date first written above.

DFT:

DEEP FIELD TECHNOLOGIES INC.

Signed:
        ---------------------------------------
Printed name: Mark Meller
Title: President and Chief Executive Officer:

Company:

BEIJING SINO-US JINCHE YINGANG AUTO
TECHNOLOGICAL SERVICES LIMITED

Signed:
        ---------------------------------------
Printed name:
Title:

JV Participants:

Signed:
        ---------------------------------------
Printed name:
Title:


CHUEN KIN QUEK

MAYFLOWER AUTO GROUP LLC

Signed:
        ---------------------------------------
Printed name:
Title:

                                   SCHEDULE 1
                                   ----------

                                    EXHIBIT A
                                    ---------

1. The Consulting Agreements for each of Mahoney and Meller shall be on the substantively same material terms and conditions as their current respective employment agreements, except as otherwise provided herein.

2. Each of Mahoney and Meller shall be paid a $2,000,000 bonus, plus any loans and unpaid salary reflected on DFT's balance sheet on the Closing Date, all such amounts to be paid in cash or promissory notes convertible into DFT Common Stock, at the discretion of DFT.

3. Any portion of the obligations of DFT to Mahoney or Meller, as applicable, present or future, that DFT elects to pay in DFT Common Stock shall be convertible to DFT Common Stock, based upon a price equal to 80% of the lowest closing bid price of DFT Common Stock during the five trading days immediately preceding the date of issuance. Notwithstanding the foregoing, neither Mahoney nor Meller shall be entitled to convert in any of the obligations owing to him into DFT Common Stock if it results on the day of such conversion in his respective aggregate holdings of DFT Common Stock exceeding 9.9% of the outstanding shares of DFT Common Stock.

4. DFT shall reserve 500,000,000 shares of DFT Common Stock for issuance upon the conversion of any outstanding obligations of DFT to Mahoney or Meller. Such reserved shares shall be held by an escrow agent to be mutually agreed upon until the earlier of the issuance or repayment, in cash of all outstanding obligations of the Company to Mahoney and Meller. Such shares shall also be registered, at DFT's expense, for resale with the SEC as promptly as practicable after the Closing.

5. Each of Mahoney and Meller shall deliver at the Closing to Jinche his irrevocable proxy to vote all shares of DFT stock beneficially owned by him.

6. The Consulting Agreements shall each have a five year term and shall provide for annual consulting payments of $145,000. There will be protection for termination without cause but not for any change in control or termination upon death, permanent disability or cause. Upon any termination, all of DFT's obligations to Mahoney and Meller will accelerate

7. On the Closing Date, each of Mahoney and Meller will receive two years payment under his Consulting Agreement, in advance, which amounts are not refundable.

8. There will be no provision for health benefits, vacation, car allowances and similar benefits.

Schedule 1

JV Participants


--------------------------- ---------------- --------------- -------------------
Names and addresses         Class A Common   Class B Common  Pre-Closing
of JV Participants          Stock            Stock           Ownership Interest
                                                             of Company
--------------------------- ---------------- --------------- -------------------
Pang Guisan  16.75%         54,658,733       1,260,000       67.75%
Wang Shanhui  17%
Pang Liyong  17%
Ren Bing  17%

No. 102-2, Building No 3,
Wan Liu Xin Ji Yuan,
Haidian district,
Beijing, China
--------------------------- ---------------- --------------- -------------------
Chuen Kin Quek              4,337,994        100,000         5%
20 Lewis Terrace, Unit 1,
Newton, MA, 02458
--------------------------- ---------------- --------------- -------------------
Mayflower Auto Group LLC    14,749,182       640,000         27.25%
2222 Second Street
Fort Myers, FL  33901
--------------------------- ---------------- --------------- -------------------
Total                       73,745,909       2,000,000
--------------------------- ---------------- --------------- -------------------

           DISCLOSURE SCHEDULES OF BEIJING SINO-US JINCHE YINGANG AUTO
                         TECHNOLOGICAL SERVICES LIMITED


                          DATED AS OF JANUARY 12, 2006

Schedule 4.1.5:

No Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against any JV Participant for any commission, fee or other compensation as a finder or broker or in any similar capacity, except for the following:

None.

Schedule 5.1:

Part 1:
True, complete and correct list of the Company's jurisdiction of organization and each jurisdiction in which the Company presently conducts its business or owns, holds or operates its properties and assets:

Haidian District, Fengtai District, Chaoyang District, Changping District, Xicheng District of Beijing, The Peoples Republic of China.


Part 2:
General description of assets, interests and securities contributed by the JV Participants to the Company:

The Company is a joint venture established by the contribution by the JV Participants as follows:

Mr. Chuen Kin Quek: Consulting services.

Mayflower Auto Group LLC: Cash and financing services.

Jinche: All of its assets, including but not limited to, employment contracts and/or arrangements with personnel, equipment, facilities and houses, policies with auto insurance customers, auto customers' data base and customers base, software developed for the operation, new technology, know-how, intellectual property, cash, accounts receivable, leases (including real property leases), other contracts, inventory of spare parts and other assets.

Schedule 5.4:

The Company has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to enter into, to consummate the transactions contemplated by, and to perform its obligations under the Agreement and the Transaction Documents to which it is a party, except for the following:

Approval from the State Administration of Industries and Commerce.

Schedule 5.5:

Neither the execution or delivery by the Company of the Agreement or any Transaction Document to which the Company is a party, nor the consummation or performance by the Company of the transactions contemplated hereby or thereby will, directly or indirectly,

(a) contravene, conflict with, or result in a violation of any provision of the Organizational Documents of the Company; except for the following:

None

(b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or result in the imposition or creation of any Lien under, any agreement or instrument to which the Company is a party or by which the properties or assets of the Company is bound; except for the following:

None.

(c) contravene, conflict with, or result in a violation of, any Law or Order to which the Company, or any of the properties or assets owned or used by the Company, may be subject; except for the following:

None.

(d) contravene, conflict with, or result in a violation of, the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any licenses, permits, authorizations, approvals, franchises or other rights held by the Company or that otherwise relate to the business of, or any of the properties or assets owned or used by, the Company, except, in the case of clause (b), (c) or (d), for any such contraventions, conflicts, violations, or other occurrences as would not have a Material Adverse Effect; except for the following:

None.

Schedule 5.8:

Attached are audited financial statements of Jinche for the period ended December 31, 2004.


Please see the attachment.

Schedule 5.13.3

Key Employees of the Company:

(a) Mr. Guisan Pang, Chairman of the Board and CEO (Senior Economist)

(b) Mr. Shanhui Wang, Vice President (Senior Economist)

(c) Mr. Liyong Pang, Vive President (Senior Engineer)

(d) Mr. Bin Ren, Vice President (Senior Economist)

(e) Mr. Bogang Li, Manager of Customer Relations (Senior Economist)

Schedule 5.16:

In the past 30 months, no Person has entered into any transaction or proposed transaction with the Company which would be required to be disclosed pursuant to item 404 of Regulation S-B; except for the following:


Please see Schedule 5.19

Schedule 5.19:

The Company has the following debts, obligations and liabilities, which are not reflected in the Company Audited Financial Statements, and which are not liabilities incurred or obligations under agreements entered into in the usual and ordinary course of business:


Pursuant to an Assignment and Assumption Agreement dated December 21, 2005, the Company has assumed the obligations of Mayflower Auto Group LLC to Cornell Capital Partners LP pursuant to a Promissory Note in the amount of $1.850,000 dollars. Of said amount $1,200,000 had previously been advanced from Cornell Capital Partners LP to Mayflower Auto Group LLC and from Mayflower Auto Group LLC to the Company. The remainder of the amount covered legal, accounting and other service fees.

Schedule 5.20

Since December 31, 2004, the Company has not conducted its business or entered into any transaction other than in the usual and ordinary course of business, except for the following:

None.

Since December 31, 2004 the Company has not:

(a) suffered or experienced any change in, or affecting, its condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects other than changes, events or conditions in the usual and ordinary course of its business, none of which would have a Material Adverse Effect; except for the following:

None.

(b) made any loans or advances to any Person other than travel advances and reimbursement of expenses made to employees, officers and directors in the ordinary course of business; except for the following:

No exceptions.

(c) created or permitted to exist any Lien on any material property or asset of the Company, other than Permitted Liens; except for the following:

No exceptions.

(d) issued, sold, disposed of or encumbered, or authorized the issuance, sale, disposition or encumbrance of, or granted or issued any option to acquire any shares of its capital stock or any other of its securities or any Equity Security, or altered the term of any of its outstanding securities or made any change in its outstanding shares of capital stock or its capitalization, whether by reason of reclassification, recapitalization, stock split, combination, exchange or readjustment of shares, stock dividend or otherwise; except for the following:

No exceptions.

(e) declared, set aside, made or paid any dividend or other distribution to any of its stockholders; except for the following:

None.

(f) materially increased the compensation or other remuneration or benefits payable or to become payable to any of its directors, executive officers or employees, except for increases in the ordinary course of business, or entered into any employment, severance or similar contracts with any of the foregoing; except for the following:

No exceptions.

(g) adopted, amended or increased the payments to or benefits under any Company Benefit Plan; except for the following:

None


(h) Terminated or modified any Material Company Contract; except for the following:

None.

(i) released, waived or cancelled any claims or rights relating to or affecting the Company in excess of $250,000 in the aggregate or instituted or settled any Proceeding involving in excess of $250,000 in the aggregate; except for the following:

No exceptions.

(j) paid, discharged or satisfied any claim, obligation or liability in excess of $250,000 in the aggregate, except for liabilities incurred prior to the date of this Agreement in the ordinary course of business; except for the following:

None.

(k) created, incurred, assumed or otherwise become liable for any Indebtedness in excess of $250,000 in the aggregate; except for the following:

Please see Indebtedness disclosed in Schedule 5.19.

(l) guaranteed or endorsed in a material amount any obligation or net worth of any Person; except for the following:

None.

(m) acquired the capital stock or other securities or any ownership interest in, or substantially all of the assets of, any other; except for the following:

None.

(n) changed its method of accounting or the accounting principles or practices utilized in the preparation of its financial statements, other than as required by GAAP; except for the following:

None.

(o) granted any license, sublicense or other rights of use with respect to any Intellectual Property of the Company; except for the following:

None.

(p) entered into any agreement, or otherwise obligated itself, to do any of the foregoing; except for the following:

None.

Schedule 5.22.1

(a) all material Tax Returns required to be filed by or on behalf of the Company have been timely filed and all such Tax Returns were (at the time they were filed) and are true, correct and complete in all material respects; except for the following:

None.

(b) all material Taxes of the Company (whether or not reflected on any Tax Return) have been fully and timely paid, except those Taxes which are presently being contested in good faith or for which an adequate reserve for the payment of such Taxes has been established on the Company Balance Sheet; except for the following:

No exceptions.

(c) no waivers of statutes of limitation have been given or requested with respect to the Company in connection with any Tax Returns covering the Company or with respect to any Taxes payable by it; except for the following:

None.

(d) no Governmental Authority in a jurisdiction where the Company does not file Tax Returns has made a claim, assertion or threat to the Company that the Company is or may be subject to taxation by such jurisdiction; except for the following:

None.

(e) the Company has duly and timely collected or withheld, and paid over and reported to the appropriate Governmental Authority all amounts required to be so collected or withheld and paid over for all periods under all applicable Laws; except for the following:

None.

(f) there are no Liens with respect to Taxes on the Company's property or assets other than Permitted Liens; except for the following:

None.

(g) there are no Tax rulings, requests for rulings, or closing agreements relating to the Company for any period (or portion of a period) that would affect any period after the date hereof; except for the following:

None.

(h) any adjustment of Taxes of the Company made by a Governmental Authority in any examination that the Company is required to report to the appropriate state, local or foreign taxing authorities has been reported, and any additional Taxes due with respect thereto have been paid; except for the following:

None.

Schedule 5.22.2:

The Company is treated as a corporation for U.S. federal income tax purposes, and the Company has not made an election under Treasury Regulation Section 301.7701-3 to be treated as a disregarded entity; except for the following exceptions:

No exceptions.

Schedule 5.25(a)

The Company owns, licenses or otherwise has the legal right to use all Intellectual Property for its business as currently conducted; except for:

No exceptions.
































                                     -xviii-

Schedule 25(b)

True, correct and complete list of all Intellectual Property of the Company:


Trademark:

[AUTOMART LOGO]

Electronic Auto Operation Software.
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                                      -xix-